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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 30, 1999



                         Commission file number 0-17714




                           BIOPOOL INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)




           Delaware                                     58-1729436
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                               6025 Nicolle Street
                            Ventura, California 93003
                    (Address of principal executive offices)



                                 (805) 654-0643
               (Registrant's telephone number including area code)




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



ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On April 5, 1999, Registrant ("Biopool International, Inc." or "BII") entered into a definitive agreement to sell certain assets of its BCA Division ("BCA") located in West Chester, Pennsylvania, to Immucor, Inc. ("Immucor") of Norcross, Georgia. The transaction closed effective April 30, 1999. There was no prior relationship between Immucor or any of its officers, directors or affiliates, and the Registrant and any of its officers, directors or affiliates. The transferred assets consist of inventory, accounts receivable and certain intellectual property of BCA. The purchase price was $4.5 million, payable in cash. The Registrant retains ownership of the plant, property, and equipment in the West Chester, Pennsylvania, facility and will operate the facility on behalf of Immucor during the transition period. With this cash sale, the Registrant expects to generate a significant amount of liquidity, which will position the Registrant to take advantage of acquisition or investment opportunities to facilitate growth in the Registrant's core business segment.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

                                                                           Page
        (a)    Financial Statements - Not applicable

        (b)    Pro Forma Financial Information - Not applicable

        (c)    Exhibits
               Asset Purchase Agreement                                      3



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  May  7, 1999                               BIOPOOL INTERNATIONAL, INC.
       -------------                              ------------------------------
                                                  (Registrant)



                                                  /s/ Michael D. Bick, Ph.D.
                                                  ------------------------------
                                                  Michael D. Bick, Ph.D.
                                                  Chief Executive Officer and
                                                  Chairman of the Board

                                                                      ITEM 7 (c)





                            ASSET PURCHASE AGREEMENT


                                  by and among



                          BIOPOOL INTERNATIONAL, INC.,
                                    "Seller"


                                 IMMUCOR, INC.,

                                       and


                          BCA ACQUISITION CORPORATION,
                                     "Buyer"


                                  April 5, 1999

                            ASSET PURCHASE AGREEMENT


     This Asset Purchase Agreement ("Agreement"), dated as of April 5, 1999, is by and among BIOPOOL INTERNATIONAL, INC., a Delaware corporation ("Seller") on the one hand, and Immucor, Inc., a Georgia corporation ("Immucor") and BCA Acquisition Corporation, a Georgia corporation and wholly-owned subsidiary of Buyer ("Buyer") on the other hand. Seller desires to sell to Buyer substantially all of the assets of its BCA Division (as defined herein) and Buyer desires to purchase these assets from Seller, all on the terms and subject to the conditions set forth in this Agreement.

     Therefore, in consideration of the premises and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     For purposes of this Agreement, the following terms shall have the following meanings:

     "Accounting Standards" means GAAP and, where not inconsistent with GAAP, the prior reasonable accounting practices of Seller as used or specified in the Division Financial Statements.

     "Affiliates" of a particular Person means other Persons controlled by, controlling, or under common control with, such Person.

     "Assumed   Liabilities"  means  the  liabilities  of  Seller   specifically
identified in the Disclosure Memorandum as Assumed Liabilities.

     "Assumption Agreement" means the instrument in the form of Exhibit A attached hereto to be executed and delivered on the Closing Date pursuant to which Buyer will assume the Assumed Liabilities.

     "BCA's Business" means the business involving the manufacture and sale of FDA licensed and non-licensed immunohematology reagents, reagent red blood cells, anti-human globulin reagents, blood grouping reagents and blood typing and antibody identification products conducted by Seller and all related services and supplies.

     "BCA Division" means that certain unincorporated business unit of Seller which engages in BCA's Business.

     "Bill of Sale" means the instrument in the form of Exhibit B attached hereto to be executed and delivered on the Closing Date pursuant to which the Transferred Assets will be conveyed to Buyer.

     "Buyer Agreements" shall mean, collectively, this Agreement and the Assumption Agreement.

     "Buyer's Business" means the business involving the manufacture and sale of FDA licensed and non-licensed immunohematology reagents, reagent red blood cells, anti-human globulin reagents, blood grouping reagents and blood typing and antibody identification products conducted by Buyer and Immucor and all related services and supplies and includes, after the Closing, BCA's Business.

     "Charter Documents" means the certificate of incorporation and bylaws of Seller.

     "Closing" means the consummation of the sale of the Transferred Assets and the assumption of the Assumed Liabilities under the terms of this Agreement.

     "Closing Date" means the date on which the Closing occurs.

     "Disclosure   Memorandum"   means  the   memorandum   delivered  by  Seller
contemporaneously with the execution and delivery of this Agreement, containing information required to be disclosed under this Agreement.

     "Division Balance Sheet" means the unaudited balance sheet of BCA's Business as of December 31, 1998 and all notes thereto prepared by the management of Seller.

     "Division Financial Statements" means the unaudited balance sheets of BCA's Business as of September 30, 1998 and as of December 31, 1998, and the related unaudited consolidated statements of profit and cash flow for the 12-month period then ended, prepared by management of Seller.

     "Employees" means the employees of Seller employed in BCA's Business.

     "Encumbrance" means any mortgage, charge (whether fixed or floating), security interest, pledge, claim, right of first refusal, lien (including, without limitation any unpaid vendor's lien or similar), option, hypothecation, title retention or conditional sale agreement, lease, hire or hire purchase agreement, option, restriction as to transfer, use or possession, easement, subordination to any right of any other person, and any other encumbrance on the absolute and unfettered use and ownership of an asset or property.

     "Environmental Law" includes any statute, law, code, regulation, order, notice, rule, ordinance, or any requirement, restriction, limitation, condition or obligation contained therein, including any and all plans, orders, decrees, judgments, and notices issued, entered, promulgated, or approved thereunder, purporting to regulate the use, misuse, pollution or preservation of land, air and water resources including but not limited to those purporting to regulate building and planning, industrial buildings, plants or equipment, and health or safety, only as such are directly related to environmental matters.

     "GAAP" means generally accepted accounting principles of the United States, consistently applied, as governed by all the United States legal requirements for financial statements.

     "Hazardous Materials" means any hazardous substance or any pollutant or contaminant defined or included as such in (or for the purposes of) any Environmental Law.

     "Knowledge of Seller" (or words of similar import) refers to all those things which are the subject of actual knowledge of the Seller's directors or senior executive officers after diligent inquiry.

     "Manufacturing Agreement" means the manufacturing agreement between Buyer and Seller relating to the supply by Seller to Buyer of certain products, substantially in the form of Exhibit C hereto.

     "Material Adverse Effect" means a material adverse effect on the business or in the financial condition, results of operations, properties, assets, liabilities or prospects of the BCA Division, Seller or the Subsidiaries, or any of them, or on the ability of Seller to enter into this Agreement and perform its obligations hereunder.

     "Permitted Encumbrance" means (i) materialmens', mechanics', carriers', workers', repairmen's, and other similar liens arising or incurred in the ordinary course of business, (ii) statutory liens with respect to which the underlying obligation is not in default, (iii) encumbrances or liens being contested in good faith, and (iv) each other Encumbrance identified as a "Permitted Encumbrance" in the Disclosure Memorandum.

     "Person" means a corporation, partnership, trust, limited liability company or other entity, or an individual.

     "Products" means each and every product manufactured in BCA's Business and/or the BCA Division, other than Sicklequik.

     "Rule" means any law, statute, rule, regulation, order, court decision, judgment or decree of any federal, state, territorial, provincial or municipal authority or body, and, when it is commonly proper to follow them, non-compulsory recommendations of any such public authorities and bodies.

     "Seller Agreements" means, collectively, this Agreement, the Bill of Sale, the Trademark Assignments, the Manufacturing Agreement and the Supply Agreement.

     "Seller Contracts" means all contracts, leases, agreements, indentures, licenses, mortgages, commitments or binding arrangements or relationships pursuant to which Seller is a party and which pertain to BCA's Business.

     "Seller Premises" means the real estate (including fixtures, buildings and other improvements thereon) at the addresses listed in the Disclosure Memorandum owned or leased by Seller, as indicated therein, where BCA's Business is being or has been conducted.

     "Social" refers to employment-related obligations of Seller, including all actual or contingent liabilities relating to unemployment coverage, health, injury, death and retirement.

     "Supply Agreement" means the supply agreement between Buyer and Seller relating to the supply by Seller to Buyer of certain freeze-dried products, substantially in the form of Exhibit D hereto.

     "Tax" or "Taxes" means all forms of levies, taxes, customs and other duties normally deemed to be of a fiscal or customs nature, including but not limited to (a) all taxes levied, imposed or assessed under the United States Internal Revenue Code or any other statute, rule, ordinance or law, in the United States or elsewhere; (b) taxes in the nature of sales tax, consumption tax, value added tax, payroll tax, group tax, undistributed profits tax, fringe benefits tax, recoupment tax, withholding tax, land tax, water rates, municipal rates, stamp duties, gift duties or other state, territorial, provincial or municipal charges or impositions levied, imposed or collected by any governmental body; and (c) any additional tax, interest, penalty, charge, fee or other amount of any kind assessed, charged or imposed in relation to the non-, late, short or incorrect payment of the same or the failure to file any return.

     "Trademark Assignments" means the assignments to Buyer by Seller of all trademarks included in the Transferred Assets, substantially in the form of Exhibit E hereto.

     "Transferred Assets" means those assets of BCA's Business which are identified as Transferred Assets in the Disclosure Memorandum.

     "Warranty" means any the representations and warranties of Seller in this Agreement or in any other document delivered in connection herewith.

                                   ARTICLE II
                          TERMS OF TRANSACTION; CLOSING

     2.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, and by means of their execution and delivery of the Bill of Sale, the Assumption Agreement, the Manufacturing Agreement, the Supply Agreement, the Trademark Assignment, at the Closing Seller shall sell, convey, transfer, assign and deliver the Transferred Assets to Buyer and Buyer shall purchase and acquire the Transferred Assets from Seller.

     2.2 Purchase Price. In consideration of the sale, conveyance, transfer, assignment and delivery to Buyer by Seller of the Transferred Assets, (a) Buyer at the Closing shall execute the Assumption Agreement and deliver it to Seller, and (b) shall pay Seller Four Million Five Hundred Thousand Dollars

($4,500,000.00), as adjusted in accordance with this Section 2.2 and Section 2.4 (the "Purchase Price"). Seller shall deliver to Buyer at the Closing an estimated statement of the inventory and accounts receivable included in the Transferred Assets (in both cases net of reserves) less current Assumed Liabilities (the "Estimated Net Current Assets"). The Purchase Price shall be increased to the extent the Estimated Net Current Assets exceed $3,000,000, or shall be decreased to the extent the amount $3,000,000 exceeds the Estimated Net Current Assets.

     2.3 Closing. The Closing shall take place, subject to the satisfaction or waiver of the conditions set forth herein, at 10:00 a.m., April 30, 1999, in the offices of Nelson Mullins Riley & Scarborough, L.L.P., 999 Peachtree Street, N.E., Suite 1400, Atlanta, Georgia, or on such other date and at such other time and place as the parties shall agree in writing.

     2.4 Post-Closing Adjustment.

     (a) No later than 60 days following the Closing, Buyer shall provide to Seller a final statement (the "Final Balance Sheet") of the inventory and accounts receivable included in the Transferred Assets (in both cases net of reserves; and the reserve for doubtful accounts shall hereinafter be referred to as the "Account Reserve") less current Assumed Liabilities (the "Final Net Current Assets"). In preparing the Final Balance Sheet, Buyer shall be entitled to revise Seller's statement of Estimated Net Current Assets only to the extent
(i) any item of inventory or any account receivable was not actually delivered to Buyer at Closing, (ii) there exists more than $90,000.00 in inventory produced, manufactured or distributed by BioScot Limited and Ortho Clinical Diagnostics, or (iii) such statement, taken as a whole, is inconsistent with the Accounting Standards. Seller shall notify Buyer in writing of any objections to Buyer's calculation of the Final Net Current Assets (in reasonable detail) within 5 business days after receiving it. If Seller fails to give such notice by such time, Seller shall be deemed to have agreed with Buyer's calculation of the Final Net Current Assets as delivered. If Seller gives such notice by such time, Seller and Buyer shall then have 10 business days after such notice to agree on the amounts of the Final Net Current Assets. If Seller and Buyer are not able to agree by such time, the determination of the Final Net Current Assets amount will be submitted to Price Waterhouse Coopers in Atlanta, Georgia (or any successor accounting firm), who shall have responsibility for determining the correct Final Net Current Assets amount, under GAAP applied in a manner consistent with past practices, within 30 days following such submission. The determination of Price Waterhouse Coopers (or any such successor accounting firm) shall be final and binding on Seller and Buyer. The costs of any such determination shall be shared equally by Seller and Buyer.

     (b) The Purchase Price shall be adjusted by the amount the Final Net Current Assets (as determined in accordance with Section 2.4(a)) exceeds the Estimated Net Current Assets, or decreased by the amount the Estimated Net Current Assets exceeds the Final Net Current Assets (as determined in accordance with Section 2.4(a)), respectively. Buyer or Seller, as appropriate, shall deliver the adjustment required by this Section 2.4(b) to the other party within 5 business days after the determination of the Final Net Current Assets in accordance with Section 2.4(a).

     (c) Immucor shall use good faith efforts to collect the accounts receivable included in the Transferred Assets (the "Transferred Accounts"). Twenty-six weeks after the Closing, Buyer shall return to Seller any Transferred Accounts which it has been unable to collect (the "Returned Accounts"), and it shall do so by executing an assignment of the Returned Accounts to Seller. At such time, the Purchase Price shall be further adjusted: (i) downward, to the extent the aggregate amount of the Returned Accounts exceeds the Account Reserve, and (ii) upward, to the extent the Account Reserve exceeds the aggregate amount of the Returned Accounts; and Buyer or Immucor shall provide notice of such amount to Biopool. Within 2 business days after such providing such notice to Seller, Buyer or Seller, as appropriate shall pay such adjustment amount to the other party.

     2.5 Allocation of Purchase Price. The Purchase Price shall be allocated among the Transferred Assets and the covenant not to compete contained herein as provided in Exhibit F attached hereto. Each party hereto covenants and agrees that it will not take a position on any tax return, before any agency charged with collection of any tax, or in any judicial or administrative proceeding that is in any way inconsistent with the allocation set forth on Exhibit F.

                                   ARTICLE III
                              WARRANTIES OF SELLER

     To induce Buyer to execute, deliver and perform this Agreement, and in acknowledgement of Buyer's reliance on the following Warranties, Seller hereby represents and warrants to Buyer as follows as of the date hereof and as of the
Closing:

     3.1 Corporate Organization, Authority.

     (a) Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and possesses all rights, privileges, franchises, licenses, permits, authorizations and approvals, governmental or otherwise, necessary to entitle it to use its corporate name and to own or lease its properties and assets and to carry on its business as and in the places where such properties or assets are now owned, leased or operated and such business is conducted.

     (b) Seller has the corporate power and authority to execute, deliver and perform the Seller Agreements and to consummate the transactions contemplated hereby and thereby.

     (c) The execution, delivery and performance by Seller of the Seller Agreements have been duly authorized by all requisite corporate action and will not violate any Rule, any Charter Document, or any provision of any material indenture, agreement or other instrument to which Seller is a party or by which Seller or any of the Transferred Assets is bound or affected, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any Encumbrance upon any of the Transferred Assets.

     (d) The copies of the Charter Documents of Seller that have been previously delivered to Buyer are the complete, true, valid and correct Charter Documents of Seller in effect as of the date hereof. The minutes of directors' and shareholders' meetings of Seller that have previously been delivered to Buyer are the complete, true, valid and correct records of directors' and shareholders' meetings through and including the date hereof and, reflect all transactions and other matters required to be reflected in such records, as well as such other matters customarily contained in records of such type.

     (e) For the past two years BCA's Business has been conducted only in the BCA Division and not in any other entity or subsidiary. Except as described in the Disclosure Memorandum, other than sales of products outside of the United States in the ordinary course of business, no part of BCA's Business nor any operations of the BCA Division are conducted outside the United States.

     3.2 Validity.

     (a) The Seller Agreements have been duly executed and delivered by Seller and constitute the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' possessive rights in effect from time to time.

     (b) The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action, corporate or otherwise, on the part of Seller (whether by its board of directors, shareholders, or otherwise) required to take such action, and will not, without the giving of notice or the lapse of time, or both (i) violate or conflict with any of the provisions of any Charter Document; (ii) violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, or other agreement, document or instrument to which Seller is a party or by which Seller or any of its properties may be bound; (iii) violate any Rule; or (iv) result in the creation or imposition of any Encumbrance upon any of the Transferred Assets.

     3.3 Consents. Except as specified in the Disclosure Memorandum, Seller has obtained all necessary consents, approvals, authorizations or estoppels of any other person or entity or governmental or regulatory authority required to be obtained now or at the Closing to: (a) authorize and permit (i) the assignment, transfer and conveyance to Buyer of the Transferred Assets, and (ii) the execution, delivery and performance by Seller of the Seller Agreements; and (b) allow Buyer to hold and use the Transferred Assets after the Closing free and clear of all Encumbrances, except liens arising under the Assumed Liabilities.

     3.4 Compliance With Law. Seller has not violated any order of any court, governmental authority, arbitration board or tribunal to which it is or was subject, nor is Seller in violation of any Rule the violation of which would have a material adverse effect on Seller, the transactions contemplated by this Agreement, the Transferred Assets, or BCA's Business, or would increase the Assumed Liabilities.

     3.5 Division Financial Statements. The Division Financial Statements, including the footnotes thereto, are true, complete and correct, have been prepared in accordance with the Accounting Standards, consistently applied, and fairly present the financial position of BCA's Business as of the dates thereof and the results of its operations for the respective periods thereof. The Division Financial Statements contain all disclosures required under the Accounting Standards as of the dates of, and for the periods covered by, the Division Financial Statements.

         3.6 FDA and Related Matters.

        (a) The Disclosure Memorandum sets forth a complete and accurate list, referencing relevant records and documents, since January 1, 1997, of (i) all Regulatory or Warning Letters, Notices of Adverse Findings, and Section 305
Notices and similar letters or notices issued by the Food and Drug Administration (the "FDA") or any other federal, state, local, or foreign governmental entity that is concerned with the safety, efficacy, reliability, or manufacturing of medical products, including drugs and devices, relating to the conduct of the BCA's Business, (ii) all United States Pharmacopoeia product problem reporting program complaints or reports, MedWatch FDA Forms 3500, and device experience network complaints received by Seller with respect to BCA's Business and all Drug and Medical Device Reports, adverse drug experience reports, and therapeutic failure reports filed by Seller with respect to BCA's Business, which complaints or reports pertain to any incident involving death, serious injury, or a serious adverse drug experience, and for which incident there has been any (1) notice or follow up inquiry to Seller or any of its subsidiaries by the FDA, (2) litigation or arbitration claim or cause of action commenced, or (3) notice to any insurance carrier of Seller with respect to BCA's Business tendering the defense or giving notice of a possible or actual claim against Seller or any of its subsidiaries, (iii) all product recalls and safety alerts conducted by or issued to Seller with respect to BCA's Business and any requests from the FDA or any other drug and medical device regulatory agency requesting Seller with respect to BCA's Business to cease to investigate, test, or market any product, (iv) any civil penalty actions begun by the FDA or any other drug and medical device regulatory agency against Seller with respect to BCA's Business and all consent decrees issued with respect to Seller with respect to BCA's Business, and (v) any other written communications between the FDA or any other drug and medical device regulatory agency, on the one hand, and Seller with respect to BCA's Business, on the other hand, including any responses by Seller to any of the foregoing. Seller has delivered to Immucor copies of all documents referred to in the Disclosure Memorandum, as well as copies of all complaints and other information required to be maintained by Seller pursuant to Section 820 of Title 21 of the Code of Federal Regulations ("CFR") or 21 CFR Section 211.

        (b) Seller has obtained all consents, approvals, certifications, authorizations, and permits of, and have made all filings with, or notifications to, the FDA and all other drug and medical device regulatory agencies pursuant to applicable requirements of all FDA laws, rules, and regulations, and all corresponding state and foreign laws, rules, and regulations applicable to BCA's Business. All representations made by Seller in connection with any such consents, approvals, certifications, authorizations, permits, filings, and notifications were true and correct in all material respects at the time such representations were made, and the products of BCA's Business comply with, and perform in accordance with the specifications described in, such representations. BCA's Business is in all material respects in compliance with all applicable FDA laws, rules, and regulations, and all corresponding applicable state and foreign laws, rules, and regulations (including Good Manufacturing Practices, as defined in 21 CFR Parts 210, 211, and 820, Medical Device Reporting requirements, and Adverse Experience Reporting) applicable to the business of Seller. Seller has not received any notice that any of the consents, approvals, certifications, authorizations, registrations, permits, filings, or notifications that it has received or made to operate BCA's Business have been or are being revoked or challenged. Except as set forth in the Disclosure Memorandum, to the Knowledge of Seller, there are no investigations or inquiries pending, and there is no threat of any investigation or inquiry, by the FDA or any other drug and medical device regulatory agency relating to the operation of the BCA's Business or its compliance with FDA laws, rules, and regulations, and corresponding state and foreign laws, rules, and regulations, applicable to BCA's Business.

        3.7 Litigation. Except as set forth in the Disclosure Memorandum, there is no action, suit, decree, claim, counterclaim, proceeding or governmental or other investigation or proceeding pending or, to the Knowledge of Seller, threatened against or affecting Seller, BCA's Business or the Transferred Assets or that affects the consummation of the transactions contemplated by this Agreement before any court or by or before any governmental body or arbitration board, government agency or tribunal, nor to the Knowledge of Seller is there a basis for any such action, suit, investigation or proceeding.

        3.8 Assets.

        (a)  Description.   The  Disclosure  Memorandum  sets  forth  a  general
description and the location of all the Transferred Assets.

        (b) Title. Seller has good, valid and marketable title to all of the Transferred Assets, free and clear of any and all Encumbrances other than the Permitted Encumbrances. Seller owns all the personal property reflected on the Division Balance Sheet and the Division Financial Statements. Immediately upon and after giving effect to the Closing, Buyer will have good, valid and marketable title to all of the Transferred Assets, free and clear of any and all Encumbrances other than the Permitted Encumbrances, and, after the Closing, no Permitted Encumbrance or other Encumbrance will materially interfere with the conduct of BCA's Business.

        (c) Possession. All the tangible Transferred Assets are on the Seller Premises and in Seller's possession and control. No one else has any right, title or interest in any property or asset now used or proposed to be used by Seller in BCA's Business.

        (d) All Necessary Assets. The Transferred Assets include all of the inventory, accounts receivable, intellectual property and other intangible assets, and quality manuals and quality systems owned by Seller and used in predominantly BCA's Business.

        (e) Inventory. Each item of inventory included in the Transferred Assets, whether raw materials, work-in-process, or finished goods inventory, is of good and merchantable quality, usable and saleable in the ordinary and usual course of BCA's Business (consistent with past practice), suitable for their intended purpose, has not been adulterated, misbranded or mislabeled, and is free of any substance which may render it injurious to health, lessen its potency or effectiveness, or otherwise cause it not to be in compliance with all applicable Rules.

        (f) Accounts Receivable. Except as set forth in the Disclosure Memorandum, all accounts receivable of Seller included in the Transferred Assets represent monies due for goods sold or services rendered in the ordinary course of business and are recorded on the Division Balance Sheet in accordance with GAAP. Seller has provided Buyer with a current, complete and accurate aging report of such accounts receivable. Except as set forth in the Disclosure Memorandum, there are no accounts receivable included in the Transferred Assets that are owed to Seller by any director, officer, shareholder or employee of Seller or any relative of any such person.

        3.9 Bank Accounts. The Disclosure Memorandum contains a list of all the checking, depository or other bank accounts and any safe deposit boxes of or relating to the Transferred Assets or BCA's Business, including in particular lock-box accounts and other accounts into which the payments made by the customer's of BCA's business are deposited, together with the names of all persons who are presently authorized to draw thereon or have access thereto.

        3.10 Suppliers and Customers. The Disclosure Memorandum contains a list of each supplier of goods or services to BCA's Business to whom Seller paid in the aggregate more than $25,000.00 during the 12-month period ended December 31, 1998, together with the amount paid during such period. The Disclosure Memorandum contains a list of each customer of BCA's Business to whom Seller billed in the aggregate more than $25,000.00 during the 12-month period ended December 31, 1998, together with the amount billed during such period. Except as set forth in the Disclosure Memorandum, there are no disputes between Seller (or any of Seller's employees or representatives) and any of the significant suppliers of BCA's Business, customers of BCA's Business, or others having business with BCA's Business. To the Knowledge of Seller, except as set forth in the Disclosure Memorandum, relations with each such customer, supplier or other person are satisfactory, and to Seller's Knowledge, no customer, supplier or other person intends to discontinue the purchase or supply, respectively, of products or services on a basis consistent with past practice.

        3.11 Trade Secret and Employment Claims. To the Knowledge of Seller, no third party has claimed that Seller or any director, officer, manager, employee or agent of Seller, in respect of activities on behalf of Seller in respect of the operations of BCA's Business to date, has (i) violated any of the terms or conditions of any employment contract with a third party, (ii) infringed any patent, trademark or copyright of a third party, (iii) disclosed or used any trade secrets or proprietary information or documentation of such third party, or (iv) interfered in the employment relationship between a third party and any of his or its employees; nor, to the Knowledge of Seller, has any such violation, disclosure, use or interference occurred.

        3.12 Intellectual Property.

        (a) The Disclosure Memorandum lists and describes the following items of intellectual property primarily used in, or the use of which is material to, BCA's Business: (i) all patents, patent applications, trade names, trademarks, service marks, trademark and service mark registrations and applications, and all patent, trademark and service mark licenses, (ii) all copyrights, computer software, databases, and all other intellectual property, that are owned by or registered in the name of Seller or to which Seller has any rights as licensee or otherwise, which list specifies which items are owned and to which items Seller has rights as a licensee or otherwise, (iii) the quality systems and quality manuals related to the production of the Products, and (iv) all contracts, agreements or understandings pursuant to which Seller has authorized any person to use, or which any person otherwise has the right to use, in any business or commercial activity, any of the items listed in clauses (i), (ii) and (iii) above.

        (b) To the Knowledge of Seller, Seller has not infringed upon, and Buyer's conduct of BCA's Business after the Closing as presently conducted by Seller will not infringe upon, any patent, service mark, trade name, trademark, copyright, trade secret or other intellectual property belonging to any other Person; and Seller has not agreed to indemnify any Person for or against any infringement of or by the intellectual property set forth in the Disclosure Memorandum. To the Knowledge of Seller, no person is infringing upon any of Seller's patents, patent applications, trade names, trademarks, service marks, trademark and service mark registrations, licenses, copyrights, computer software or other intellectual property used in BCA's Business.

        (c) After the Closing, no Person will have the right to restrict the use by Buyer and its assignees of any of Seller's intellectual property included in the Transferred Assets, which right to restrict arose prior to the Closing and was based on any action taken by Seller or any previous owner of the Transferred Assets. The Transferred Assets include all of the intellectual property necessary to the conduct of BCA's Business as it was conducted immediately before the Closing.

        3.13 Contracts. The Disclosure Memorandum sets forth a list of all Seller Contracts relating to BCA's Business that continue for more than 3 months after the date hereof, that involve the payment or receipt of more than $25,000.00 or that are otherwise material to BCA's Business or prospects. Except as set forth in the Disclosure Memorandum:

        (a) each of such Seller Contracts is in full force and effect and constitutes a binding obligation of all parties thereto, enforceable in accordance with its terms and, to the Knowledge of Seller, none of such Seller Contracts has been canceled or otherwise terminated, and there is no threat to do so.

        (b) to the Knowledge of Seller, there are no existing defaults or events of default, real or claimed, or events (including the sale of the Transferred Assets) which with notice or lapse of time or both would constitute defaults under any Seller Contract.

        (c) other than as set forth in the Disclosure Memorandum, the Seller Contracts are assignable to Buyer without the consent of any Third Party.

        (d) there are no Seller Contracts with any director, officer or shareholder of Seller, or with any person related to any such person or with any company or other organization in which any director, officer, or shareholder of Seller or anyone related to any such person, has a direct or indirect financial interest.

        (e) other than as set forth in the Disclosure Memorandum, Seller is not subject to any contract or agreement:

        (i) that contains covenants limiting the freedom of Seller to compete in any line of business in any geographic area;

        (ii) that requires Seller to share any profits, or requiring any payments or other distributions based on profits, revenues or cash flows;

        (iii) pursuant to which third parties have been provided with products that can be returned to Seller in the event they are not sold and which could involve products valued at $5,000.00 or more (invoice price) in the aggregate; or

        (iv) that, to the Knowledge of Seller, has had or may in the future have a material adverse effect upon the business, earnings or financial condition of Seller.

        3.14 Permits. Seller holds free and clear all permits, licenses, franchises and authorizations from governmental and regulatory authorities as are necessary to conduct BCA's Business (the "Seller Permits"), all of which Seller Permits are listed in the Disclosure Memorandum. To the Knowledge of Seller no event has occurred that allows (nor after notice or lapse of time or both would allow) revocation or termination any Seller Permit or would result in any other material impairment of the rights of the holder of any Seller Permit. True, correct and complete copies of all correspondence regarding any material adverse information concerning any of the Seller Permits, all material notices concerning any of the Seller Permits, and other material information concerning the Seller Permits are contained or described in the Disclosure Memorandum. Except as set forth in the Disclosure Memorandum, all of the Seller Permits are fully transferable to Buyer and none of the Seller Permits will be terminated, canceled, revoked or otherwise materially adversely affected by the transactions contemplated hereby. With respect to those Seller Permits set forth in the Disclosure Memorandum which will be terminated, canceled, revoked or otherwise materially adversely affected by the transactions contemplated hereby, if any, all standards and conditions to be met by the Seller necessary for the re-issuance of such Seller Permits to Buyer have been satisfied or obtained and will continue until the Closing to be satisfied by the operation of the Seller. To the Knowledge of Seller, no event has occurred that allows (nor after notice or lapse of time or both would allow) revocation or termination of any Seller Permit or would result in any other material impairment of the rights of the holder of any Seller Permit. Upon assignment of the Seller Permits to Buyer as part of the Transferred Assets, Buyer will hold the Seller Permits free of all claims and restrictions on use.

        3.15 Product Liability Insurance Policies. The Disclosure Memorandum sets forth a complete and accurate list and description of all insurance policies in force naming Seller, or any employees thereof in their capacity as such, as an insured or beneficiary or as a loss payable payee, and which insures Seller from liability relating to any claims made regarding the Products ("Product Liability Insurance"). Seller has not received notice of any pending or threatened termination or premium increase (retroactive or otherwise) with respect thereto, and Seller is in compliance with all conditions contained therein. There have been no lapses (whether cured or not) in the coverage provided under the Product Liability Insurance policies.

        3.16 Events After September 30, 1998. Except as set forth in the Disclosure Memorandum, since September 30, 1998, Seller has conducted BCA's Business only in the ordinary course, consistent with reasonable past practices, and has not:

        (a) suffered any material property or casualty loss, or waived any material right;

        (b) lost a customer that accounted for more than $50,000.00 in revenues during the twelve-month period ended September 30, 1998, or experienced any other material adverse change in any aspect of BCA's Business;

        (c) made any sales on terms (including but not limited to discounts, extended payment terms and other incentives) materially inconsistent with reasonable prior practices;

        (d) entered into any material commitment or transaction affecting BCA's Business;

        (e) realized an asset or reduced a liability related to a transaction with a customer or supplier that was not authorized by the customer or supplier;

        (f) failed to maintain the financial statements and its books of account in accordance with the Accounting Standards;

        (g) sold, assigned, transferred or encumbered any of its assets or affected the carrying value of any its liabilities, including without limitation any commercial agreements, or entered into any arrangement to purchase assets and/or assume liabilities (except in each case as required in the ordinary course of business);

        (h) failed to maintain any of the Transferred Assets and continue with all contractual obligations the Transferred Assets in accordance with their respective terms;

        (i) agreed to take any action described in this Section 3.16.

        3.17 Copies Provided to Buyer. Seller has given or made available to Buyer true, correct and complete copies of each of the contracts, agreements, instruments and other documents listed in the Disclosure Memorandum.

        3.18 Brokers. No broker or finder, other than Context Capital Group, has acted on behalf of Seller in connection with this Agreement and the transactions contemplated hereby, and Seller has not made any other agreement to pay any agent, finder, broker or any other representative any fee or commission in the nature of a finder's or originator's fee arising out of or in connection with the subject matter of this Agreement.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF BUYER AND IMMUCOR

        Each of Buyer and Immucor hereby represents and warrants to Seller as follows:

        4.1 Organization, Qualifications and Corporate Power. Each of Buyer and Immucor is a corporation duly organized and validly existing under the laws of the State of Georgia, and has full corporate power and authority to own, operate and conduct BCA's Business. Buyer has the corporate power and authority to execute, deliver and perform the Buyer Agreements.

        4.2 Authorization. The execution, delivery and performance by Buyer of the Buyer Agreements has been duly authorized by all requisite corporate action and will not violate any material provision of law, any order of any court or other agency of government, or any provision of any material indenture, agreement or other instrument to which Buyer is a party or by which it is bound or affected, or conflict with, or result in a breach of or constitute (with due notice of lapse of time or both) a default under any such indenture, agreement or other instrument.

        4.3 Validity. This Agreement has been duly executed and delivered by Each of Buyer and Immucor, and constitutes the legal, valid and binding obligation of each of Buyer and Immucor, enforceable in accordance with its respective terms, subject to general equity principles and to applicable bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' possessive rights in effect from time to time.

        4.4 Brokers. No broker or finder, other than TM Capital Corp., has acted on behalf of Buyer in connection with this Agreement and the transactions contemplated hereby, and Buyer has not made any other agreement to pay any agent, finder, broker or any other representative any fee or commission in the nature of a finder's or originator's fee arising out of or in connection with the subject matter of this Agreement.

        4.5 Litigation. There is no action, suit, decree, claim, counterclaim, proceeding or governmental or other investigation or proceeding pending or, to the knowledge of Buyer, threatened against Buyer or Immucor that affects the consummation of the transactions contemplated by this Agreement.

                                    ARTICLE V
                      CONDUCT OF BUSINESS PRIOR TO CLOSING

        Pending the Closing, Seller will operate and conduct BCA's Business diligently and only in its ordinary course in accordance with reasonable prior practice, and will not make or institute any changes in methods of manufacture, purchase, sale, lease, management, accounting or operation except with the prior written consent of Buyer. Pursuant thereto and not in limitation of the foregoing:

        5.1 Financial Statements; Financial Position. Seller shall maintain its financial statements in accordance with the Accounting Standards, strive to enhance the financial position of the BCA Division, and use commercially reasonable efforts to increase the sales of the BCA Division in a profitable manner and address market changes.

        5.2 Maintenance of Assets and Business. Seller shall maintain the Transferred Assets in their present state of repair (ordinary wear and tear excepted), continue in all contractual obligations related to BCA's Business in accordance with their respective terms and preserve the goodwill, if any, of BCA's Business and Seller's relationships with the customers, licensors, suppliers, distributors and brokers with whom it has business relations in connection with BCA's Business.

        5.3 Ability to Perform Manufacturing and Supply Agreements. Seller shall not take any action, or allow any action to occur, which would diminish Seller's ability to perform its obligations under the Manufacturing Agreement and the Supply Agreement.

        5.4 Notice of Disputes. Seller shall promptly advise Buyer of the details of any disputes, claims, actions, suits or proceedings pertaining to or otherwise materially affecting BCA's Business affairs, assets or contracts.

        5.5 No Action Without Consent. Seller shall not take any of the following actions after the date of this Agreement without the prior written consent of Buyer:

        (a) dispose of any of the other Transferred Assets except in the ordinary course of business consistent with reasonable past practices;

        (b) subject any of the Transferred Assets to an Encumbrance;

        (c) affect the carrying value of any Assumed Liability or enter into any arrangement to assume liabilities (except as required in the ordinary course of business);

        (d) enter into or modify and contractual arrangement with any consultant which impacts or relates to BCA's Business;

        (e) cancel any debts owed to Seller which are included in the Transferred Assets;

        (f) amend or terminate any material agreement related to or affecting BCA's Business or the Transferred Assets, including any insurance policy, in force on the date hereof;

        (g) make any changes in accounting methods, principles or practices;

        (h) do any act, omit to do any act or permit any act within Seller's control which will cause a breach or untruth of any Warranty or obligation contained in this Agreement or any obligations contained in any contract;

        (i) enter into any material contract or commitment which, if it had been entered into prior to execution of this Agreement, would have been required to be disclosed in the Disclosure Memorandum.

        5.6 Equipment. Seller shall not sell any items of equipment used in BCA's Business and which is not a part of the Transferred Assets prior to the Closing, other than to Buyer. Prior to the Closing, Seller shall provide Buyer an opportunity to inspect such equipment and make an offer to purchase such equipment from Seller. The parties shall negotiate the terms for any such item in good faith, provided that nothing in this Section 5.6 shall obligate Seller to sell any such items or obligate Buyer to buy any such items.

                                   ARTICLE VI
                            COVENANTS OF THE PARTIES

        6.1 Cooperation and Best Efforts.

        (a) Seller, on the one hand, and Buyer, on the other hand, shall cooperate fully with each other and their respective employees, legal counsel, accountants and other representatives and advisers in connection with the steps required to be taken as part of their respective obligations under this Agreement; and shall, at any time and from time to time after the Closing, upon the request of the other, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, receipts, acknowledgments, acceptances and assurances as may be reasonably required to satisfy and perform the obligations of such party hereunder, and to allow Buyer to operate BCA's Business after Closing in the manner in which it was operated before the Closing. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable.

        (b) Without limiting the generality of Section 6.1(a), Seller agrees to cooperate and assist Buyer and Immucor in connection with transferring information contained in Seller's computer databases related to the BCA Division to Buyer in a manner and format which can be efficiently used by Buyer, and to provide all reasonable assistance and to comply with all reasonable requests related thereto.

        6.2 Access. From the date of this Agreement through the Closing Date, Seller shall (i) provide Buyer and its designees (officers, counsel, accountants, actuaries, and other authorized representatives) with such information as Buyer may from time to time reasonably request with respect to Seller and the transactions contemplated by this Agreement; (ii) provide Buyer and its designees complete access to the books, records, offices, personnel, counsel, accountants and actuaries of Seller as Buyer or their designees may from time to time reasonably request; (iii) permit Buyer and its designees to make such inspections of the Transferred Assets as Buyer may reasonably request, and (iv) permit Buyer and Immucor to contact and speak to the customers of BCA's Business, and cooperate with and assist Buyer and Immucor in retaining customers of BCA's Business. No such investigation shall limit or modify in any way
Seller's obligations with respect to any breach, inaccuracy or untruth of its representations, warranties, covenants or agreements contained herein. Any information so furnished by Seller shall be true, current and complete in all material respects and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        6.3 Interim Financials. As promptly as practicable after each regular monthly accounting period after December 31, 1998, and prior to the Closing Date, Seller shall deliver to Buyer periodic financial reports relating to BCA's Business in the form which it customarily prepares for its internal purposes.

        6.4 Records. Seller shall provide to Buyer, as soon as is reasonably practicable after the Closing, copies of any and all files, records or other data maintained by Seller in respect of or relating to the Transferred Assets.

        6.5 Corporate Name.

        (a) From and after the date of the Closing, Seller and its Affiliates, directors, officers, employees, agents and representatives shall cease to use the name "BCA" (or any variation thereof) for any business purpose, except as employees or agents of Buyer, for the benefit of Buyer.

        (b) From and after the date of the Closing, and continuing until the later of the termination of the Manufacturing Agreement or 36 months, whichever is longer, Seller grants to Buyer and Immucor a fully-paid, royalty-free license to use the "Biopool" and "Biopool International" names and trademarks to the extent the packaging or labeling associated with inventory purchased hereunder or under the Manufacturing Agreement contains or includes the "Biopool" or "Biopool International" names or trademarks.

        6.6 Maintain Corporate Existence. Until Seller has performed all of its obligations under the Seller Agreements, Seller shall maintain its corporate existence; provided that Seller may merge, consolidate, or liquidate so long as the other parties who participate in the merger, consolidation or liquidation
(i) expressly assume in writing all of Seller's obligations under the Seller Agreements, and (ii) such Persons provide evidence reasonably satisfactory to Immucor that they have the financial ability to perform such obligations.

        6.7 Expenses. Whether or not the expenses are incurred before or after the Closing, each of the expenses incurred by Buyer and Seller in connection with the authorization, preparation, execution and performance of the Seller Agreements, including without limitation all fees, commissions, and expenses of agents, representatives, counsel, accountants, brokers and finders, shall be paid by the party that incurred such expenses. Without limiting the generality of the foregoing, Seller shall be responsible for the payment of any fees, commissions or expenses of any legal counsel and any broker or finder engaged by Seller.

        6.8 Taxes. Seller shall be responsible for and shall pay when due all Taxes imposed upon Seller's income from the transactions contemplated hereunder, all Taxes imposed on the purchase, sale, use or transfer of property by Seller prior to and as a result of the Closing, and all Taxes relating to, arising from or in connection with the conduct of BCA's Business by Seller up to and including the Closing Date.

        6.9 Survival of Warranties. The Warranties will not merge, but will survive the Closing (i) in the case of the representations made in Section 3.8(b) hereof, indefinitely, and in the case of all other representations made herein, two years.

        6.10 Indemnification.

        (a) By Seller. Seller shall indemnify, reimburse and hold harmless Buyer, its Affiliates and any successor or assigns (the "Seller Indemnified Persons") for any and all direct or indirect claims, losses, liabilities (actual or contingent), damages (including special and consequential damages), costs (including court costs) and expenses (including all attorneys' and accountants' fees and expenses) (hereinafter a "Loss" or "Losses"), as a result of or in connection with (i) any breach, inaccuracy or untruth of any Warranty, whether such breach, inaccuracy or untruth exists or is made on the date of this Agreement or as of the Closing; or (ii) any breach of or noncompliance by Seller with any covenant or agreement of Seller contained in this Agreement or in any other agreement or instrument delivered in connection with this Agreement; or
(iii) any liabilities of Seller other than the Assumed

Liabilities; or (iv) any litigation, mediation or arbitration involving Seller, the Transferred Assets or BCA's Business arising from actions taken or facts existing before the Closing or arising out of or related to the transactions contemplated by this Agreement; or (v) any act or omission of Seller before Closing constituting or causing non-compliance on or after the date hereof with any requirement of applicable Rule; or (vi) any fees, commissions or expenses of any broker or finder engaged by Seller; or (vii) after the Closing, the return of any products of the BCA Division sold before the Closing in excess of $5,000.00, whether or not in the ordinary course of business, except to the extent that any such product return results in an uncollectible account receivable which is considered in the purchase price adjustment contemplated by
Section 2.4(c). Notwithstanding the foregoing, no claim for indemnification under subsections 6.10(a)(i), 6.10(a)(ii), 6.10(a)(iii), 6.10(a)(iv),
6.10(a)(v), or 6.10(a)(vi) may be made by a Seller Indemnified Person unless and until the cumulative total of all Losses suffered by all Seller Indemnified Persons exceeds or is reasonably expected to exceed $25,000, and thereafter only in excess of such amount; and further provided that the maximum liability of Seller under this Section shall be $3,000,000.00 for claims made within one year from the anniversary of the Closing in accordance with Section 6.10(d) hereof, and shall be $1,500,000.00 for claims made thereafter. The indemnity provided by this Section 6.10(a) shall be the exclusive remedy for any Loss. Notwithstanding anything to the contrary contained in this Agreement, the limitations on liability contained in this Section 6.10(a) will not apply to: (i) any breach, inaccuracy or untruth of any Warranty, which, to the Knowledge of Seller, existed prior to the time such representation or warranty was made; or (ii) any intentional breach of or intentional noncompliance by Seller with any covenant or agreement of Seller contained in this Agreement or in any other agreement or instrument delivered in connection with this Agreement.

        (b) By Buyer. Buyer shall indemnify, reimburse and hold harmless Seller, its Affiliates and any successor or assigns (the "Buyer Indemnified Persons") for any and all direct or indirect claims, losses, liabilities (actual or contingent), damages (including special and consequential damages), costs (including court costs) and expenses (including all attorneys' and accountants' fees and expenses) (hereinafter a "Loss" or "Losses"), as a result of or in connection with (i) any breach, inaccuracy or untruth of any representation or warranty, whether such breach, inaccuracy or untruth exists or is made on the date of this Agreement or as of the Closing; or (ii) any breach of or noncompliance by Buyer with any covenant or agreement of Buyer contained in this Agreement or in any other agreement or instrument delivered in connection with this Agreement; or (iii) any Assumed Liability. Notwithstanding the foregoing, no claim for indemnification under this Section 6.10(b) may be made by a Buyer Indemnified Person unless and until the cumulative total of all Losses suffered by the Buyer Indemnified Person exceeds or is reasonably expected to exceed $25,000, and thereafter only in excess of such amount; and further provided that the maximum liability of Seller under this Section shall be $3,000,000.00 for claims made within one year from the anniversary of the Closing in accordance with Section 6.10(d) hereof, and shall be $1,500,000.00 for claims made thereafter. The indemnity provided by this Section 6.10(b) shall be the exclusive remedy for any Loss. Notwithstanding anything to the contrary contained in this Agreement, the limitations on liability contained in this
Section 6.10(b) will not apply to any breach, inaccuracy or untruth of any representation or warranty made by Buyer which, to the knowledge of Buyer, existed prior to the time such representation or warranty was made, or to any intentional breach of or intentional noncompliance by Buyer with any covenant or agreement of Buyer contained in this Agreement or in any other agreement or instrument delivered in connection with this Agreement.

        (c) Notification. Seller and Buyer each hereby undertakes to notify the other without delay of the occurrence of any event which constitutes or may with the passage of time constitute an event entitling any Buyer Indemnified Person or Seller Indemnified Person (either, an "Indemnified Persons") to indemnification under this Section.

        (d) Notice of Claim. To seek indemnification hereunder, an Indemnified Person shall notify Seller or Buyer, as appropriate, of any claim for indemnification, specifying in reasonable detail the nature of the Loss and the amount or an estimate of the amount thereof.

        (d) No Prejudice. Nothing herein shall prevent an Indemnified Person from making a claim for a Loss hereunder notwithstanding its knowledge of the Loss or possibility of the Loss on or prior to the Closing Date.

        (e) Other Rights. The indemnities granted hereunder are in addition to and not in substitution for any other right or remedy an Indemnified Person may now have or may subsequently take or hold, and may be enforced without first recourse to such other right or remedy and without taking any steps or proceedings in connection therewith, and notwithstanding any rule of law or equity or statutory provision to the contrary.

        6.11 Casualty. Seller shall bear the risk of any loss or damage or destruction to any of the Transferred Assets from fire or other casualty or cause at all times prior to the Closing. Upon the occurrence of any loss or damage to any material portion of the Transferred Assets as a result of fire, casualty, or other causes prior to the Closing, Seller shall immediately notify Buyer of the same in writing, stating with particularity the extent of loss or damage incurred, the cause thereof, if known, and the extent to which restoration, replacement, and repair of the Transferred Assets lost or destroyed will be reimbursed under any insurance policy with respect thereto. Buyer shall have the option, but not the obligation, exercisable within fifteen (15) days after receipt of such notice from Seller to:

        (a) Postpone the Closing until such time as such Transferred Assets have been completely repaired, replaced, or restored;

        (b) Elect to consummate the Closing and accept the Transferred Assets in their "then" condition, in which event Seller shall assign to Buyer all rights under any insurance claim covering the loss and pay over to Buyer any proceeds under any such insurance policy theretofore received by Seller with respect thereto; or

        (c) If in the sole opinion of Buyer the loss or damage materially and adversely affects BCA's Business or the Transferred Assets taken as a whole, terminate this Agreement, whereupon this Agreement shall be of no further force or effect and neither Seller nor Buyer shall have any further rights, duties, or obligations hereunder.

        6.12 Setoff. Buyer shall have the right to setoff any amount payable to Seller by Buyer against any amount payable by Seller to Buyer.

        6.13 Confidentiality.

        (a) Seller shall hold in trust and confidence all Confidential Information and Trade Secrets (as defined below) and shall not make any copies of, distribute or use any Confidential Information or Trade Secrets except as necessary to prepare for the completion of the transactions contemplated under this Agreement. After the Closing, Seller shall not make any unauthorized disclosure of Trade Secrets. After the Closing and for a period of five years thereafter, Seller shall not make any unauthorized disclosure of Confidential Information. Upon the first request in writing from Buyer, Seller shall deliver to Buyer all Trade Secrets and Confidential Information in its possession, without retaining any copies thereof. Seller shall cause its Affiliates to comply with this Section 6.13 as if each were Seller.

        (b) As used in this Section 6.13:

        (i) "Confidential Information" means, with respect to BCA's Business only, all information relating to BCA's Business, Buyer's Business (current or future), any Buyer Affiliate, or any person or entity with which it deals, which information is reasonably regarded as confidential, being information not in the public domain, including, without limitation: all Inventions; technical data; research and development information; business records, information and notes; products; "know-how"; engineering or other data; designs, specifications, processes and formulae; manufacturing or planning procedures, techniques or information; marketing plans, strategies and forecasts; business and product development plans, strategies and forecasts; financial statements, budgets, prices, costs and financial projections; accounting procedures or financial information; names and details of consumers, customers, suppliers and agents; and secret information; together with the possible or likely function, purpose or application of that information whether in the current activities of Seller, Buyer or any Affiliate or fields to which the activities of Seller, Buyer or any Affiliate may reasonably extend from time to time, any part of or improvements to that information, and any recommendation, test or report of Seller, Buyer or any Affiliate or any consultant or agent in connection with that information; and whether such information is oral, written, recorded or stored by electronic, magnetic, electromagnetic or other form or process or otherwise in a machine readable form, translated from the original form, recompiled, made into a compilation, wholly or partially copied, modified, updated or otherwise altered, or originated or obtained by, or coming into the possession, custody, control or Knowledge of Seller, Buyer or an Affiliate either alone or jointly.

        (ii) "Invention" means, with respect to BCA's Business only, any invention, drawing, design, model, contrivance, structure, specification, improvement, discovery, creation, idea, concept, formula, process and other work or contribution however developed, created, made discovered or conceived, and whether or not patented or patentable (whether by renewal or otherwise), protected by copyright, or otherwise protected or capable of protection by law anywhere and which relates to BCA's Business.

        (iii) "Trade Secrets" means, with respect to BCA's Business only, any information of Seller, Buyer or an Affiliate (including but not limited to technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers) which (i) relates to BCA's Business, (ii) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (iii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

        6.14 Noncompetition.

        (a) Seller acknowledges and recognizes the highly competitive nature of the Buyer Business and accordingly agree that, to induce Buyer to consummate the transaction contemplated by this Agreement, Seller shall not, and shall cause its Affiliates not to, for a period of five (5) years after the Closing Date:

        (i) Engage directly or indirectly in any Competitive Business (as defined below) anywhere in the Restricted Territory (as defined below);

        (ii) With respect to BCA's Business only, solicit or accept business from anyone who is or becomes an active or prospective customer of Buyer or its Affiliates or who was an active or prospective customer of Seller at or prior to the Closing Date:

        (iii) Solicit for employment any employee of Buyer or its Affiliates; or

        (iv) Attempt to do any of the things (or directly or indirectly assist anyone else in doing or attempting to do any of the things) specified in subsections (i), (ii) or (iii) above.

        (b) As used in this Section 6.14:

        (i) "Competitive Business" means and includes any business individual, corporation or other entity which is engaged wholly or partly in the manufacture and sale of FDA licensed and non-licensed immunohematology reagents, reagent red blood cells, anti-human globulin reagents, blood grouping reagents and blood typing and antibody identification products and all related services and supplies, excluding Sicklequik; and

        (ii) "Restricted Territory" means the anywhere Buyer's Business or BCA's Business is being or will be conducted.

        (c) Notwithstanding anything to the contrary in this Section 6.14, no Person that succeeds to all or substantially all of the business of Seller will be deemed to be in violation of this Section 6.14 if such Person was engaged in a Competitive Business on the date hereof.

        6.15 Employees.

        (a) Offers of Employment. Buyer may, but shall not be required to, offer employment to any of the Employees, on terms to be determined by Buyer. Nothing in this Agreement shall be construed as limiting Buyer's right to hire any of the Employees.

        (b) Employee Benefits and Costs. Seller shall bear all costs related to Employees, and Buyer assumes no liabilities related to the Employees.

        6.16 FDA Establishment License. Seller acknowledges that its facility located 1230 Wilson Drive, West Chester, Pennsylvania and used in BCA's Business (the "Pennsylvania Facility") is licensed under FDA establishment license number 1227 in the name of Biopool International, Inc. (the "Establishment License"), and that those certain reagent blood cell Products, blood grouping reagent Products, and anti-human globulin reagent Products are products licensed by the FDA (the "Product Licenses"). Seller shall perform its obligations under the Manufacturing Agreement and Supply Agreement, and shall do all things necessary to retain the Establishment License until all of its obligations under the Manufacturing Agreement and the Supply Agreement have been discharged. At the conclusion of the term of the Manufacturing agreement or its earlier termination, and upon Immucor's direction, Seller shall provide the FDA with notice of its intention to discontinue production of all product at the Pennsylvania Facility, shall apply for revocation of the Establishment License and the Product Licenses, and shall waive its opportunity for a hearing on such matters, all pursuant to 21 CFR Part 601.5.

        6.17 Funds Received After Closing. Any and all funds received by Seller (or anyone other than Buyer) after Closing in respect of the Transferred Assets or BCA's Business shall be remitted to Buyer immediately upon receipt.

        6.18 Maintenance of Product Liability Insurance. For a period of 36 months after the Closing, Seller shall maintain general comprehensive liability insurance in an amount appropriate for the industry and for the Products. At a minimum, such insurance shall provide coverage for each occurrence of bodily injury and property damage in an amount not less that $3,000,000 combined single limit with special endorsements providing coverage for products and completed operations liability, blanket contractual liability, and blanket broad form vender liability. Such insurance policy or policies shall be endorsed to name Immucor and Buyer as an additional insured and to provide for written notification to Immucor and Buyer by the insurer not less than thirty days prior to the expiration, cancellation, or modification of such coverage. A certificate of insurance evidencing compliance with this Section and referencing this Agreement shall be furnished to Immucor at the Closing.

                                   ARTICLE VII
                       CONDITIONS TO OBLIGATIONS OF SELLER

        Each of the obligations of Seller to be performed hereunder shall be subject to the satisfaction (or waiver by Seller) at or before the Closing of each of the following conditions: Buyer shall have tendered the purchase price required to be paid at Closing, and Buyer shall have executed and tendered the Assumption Agreement.

                                  ARTICLE VIII
                       CONDITIONS TO OBLIGATIONS OF BUYER

        The obligations of Buyer to be performed hereunder shall be subject to the satisfaction (or waiver by Buyer) at or before the Closing of each of the following conditions:

        8.1 Representations, Warranties and Covenants. Each of the representations and warranties of Seller contained in this Agreement shall be true in all respects as of the time of the Closing with the same force and effect as though made at that time (provided that, solely for the purpose of determining whether such condition has been met, any representation or warranty limited to the knowledge of Seller shall not be limited to such knowledge); Seller shall have performed and complied in all respects with the respective covenants and agreements set forth herein to be performed or complied with by it at or before the Closing; and Seller shall have delivered to Buyer a certificate, signed on behalf of Seller by its President, to all such effects.

        8.2 Litigation. No suit, investigation, action or other proceeding shall be pending or overtly threatened before any court or governmental agency, which has resulted in the restraint or prohibition of Buyer, or in the reasonable opinion of counsel for Buyer could result in the obtaining of material damages or other relief from Buyer, in connection with this Agreement or the consummation of the transactions contemplated hereby.

        8.3 Opinion of Counsel to Seller. Buyer shall have received from counsel to Seller an opinion dated the Closing Date in form and substance satisfactory to Buyer and its counsel.

        8.4 Execution and Delivery of Documents. Seller shall have executed and delivered all the Seller Agreements and other documents as required herein; and all other agreements, certificates and other documents delivered by Seller to Buyer hereunder shall be in form and substance satisfactory to counsel for Buyer, in the exercise of such counsel's reasonable judgment.

        8.5 No Material Change. Seller shall not have suffered any material adverse change since December 31, 1998 in its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise), reserves or operations.

        8.6 Required Governmental Approvals. All governmental authorizations, consents and approvals necessary for the valid consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect. All applicable governmental pre-acquisition filing, information furnishing and waiting period requirements shall have been met or such compliance shall have been waived by the governmental authority having authority to grant such waivers.

        8.7 Other Necessary Consents. Seller shall have obtained all consents, approvals and estoppels required to be listed in the Disclosure Memorandum pursuant to Section 3.3 hereof. With respect to each such consent, approval and estoppel, Buyer shall have received written evidence, satisfactory to Buyer, that such consent, approval or estoppel has been duly and lawfully filed, given, obtained or taken and is effective, valid and subsisting.

                                   ARTICLE IX
                                  MISCELLANEOUS

        9.1 Notices. All notices, requests, demands, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by overnight courier or express mail service or by postage pre-paid certified or registered mail, return receipt requested (the return receipt constituting prima facie evidence of the giving of such notice, request, demand or other communication), by personal delivery, or by fax with confirmation of receipt to the following address or such other address of which a party subsequently may give notice to all the other parties:

     If to Buyer:         BCA Acquisition Corporation
                          P.O. Box 5625
                          3130 Gateway Drive
                          Norcross, Georgia  30091-5625
                          Attn:  Edward L. Gallup, President
                          Fax:  (770) 242-8930

     with a copy to:      Nelson Mullins Riley & Scarborough, L.L.P.
                          First Union Plaza, Suite 1400
                          999 Peachtree Street, N.E.
                          Atlanta, Georgia 30309
                          Attn:  Philip H. Moise, Esq.
                          Fax:  (404) 817-6050

     If to Immucor:       Immucor, Inc.
                          P.O. Box 5625
                          3130 Gateway Drive
                          Norcross, Georgia 30091-5625
                          Attn: Edward L. Gallup, President
                          Fax: (770) 242-8930

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



     with a copy to:      Nelson Mullins Riley & Scarborough, L.L.P.
                          First Union Plaza, Suite 1400
                          999 Peachtree Street, N.E.
                          Atlanta, Georgia 30309
                          Attn:  Philip H. Moise, Esq.
                          Fax:  (404) 817-6050

     If to Biopool:       Biopool International, Inc.
                          6025 Nicolle Street
                          Ventura, CA 93003
                          Attn:  Michael D. Bick, Ph.D., Chief Executive Officer
                          Fax:  (805) 654-0681

     with a copy to:      Troop Steuber Pasich Reddick & Tobey, LLP
                          2029 Century Park East, 24th Floor
                          Los Angeles, CA 90067-3010
                          Attn:  Scott W. Alderton
                          Fax:  (310) 728-2222

        9.2 Parties Bound by Agreement; Successors and Assigns. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Without the prior written consent of Buyer, neither Seller nor Seller may assign their rights, duties or obligations hereunder or any part thereof to any other Person. Buyer may assign its rights and duties hereunder in whole or in part (before or after the Closing) to one or more Affiliates.

        9.3 Entire Agreement. The Seller Agreements, the Disclosure Memorandum and all other certificates, schedules and other documents delivered pursuant thereto constitute the entire agreement between the parties with respect to the transactions contemplated hereby, and supersede and are in full substitution of any and all prior agreements and understandings written or oral between the parties relating to such transactions.

        9.4 Descriptive Headings. The descriptive headings of the Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        9.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        9.6 Amendments and Waivers. No modification, termination, extension, renewal or waiver of any provision of this Agreement shall be binding upon a party unless made in writing and signed by such party. A waiver on one occasion shall not be construed as a waiver of any right on any future occasion. No delay or omission by a party in exercising any of its rights hereunder shall operate as a waiver of such rights.

        9.7 Governing Law, Jurisdiction and Venue. THIS AGREEMENT IS EXECUTED BY BUYER IN, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF GEORGIA. SELLER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF GWINNETT, STATE OF GEORGIA AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. SELLER ACCEPTS FOR ITSELF AND ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. SELLER DESIGNATES AND APPOINTS THE FOLLOWING PERSON AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND ANY SUCH SERVICE IS HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING IN EVERY RESPECT, AND SELLER AGREES THAT SUCH APPOINTMENT SHALL CONSTITUTE A WAIVER OF ANY DEFENSE TO SERVICE IF SERVED UPON SUCH AGENT:

                           Biopool International, Inc.
                           6025 Nicolle Street
                           Ventura, CA 93003
                           Attn:  President

IF SUCH AGENT REFUSES TO ACCEPT SERVICE, SELLER AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF A PARTY TO BRING PROCEEDINGS AGAINST ANOTHER PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

        9.8 No Public Announcements. Upon the execution and delivery of this Agreement by all parties hereto, Buyer and Seller shall issue a joint press release satisfactory in form and substance to all parties hereto. Except as contemplated in the preceding sentence, without the prior written consent of the other parties, neither Buyer, Seller nor Seller shall make any press release or other public disclosure, or make any statement to any customer, supplier or other person with regard to the transactions contemplated by this Agreement, except as required by law.

        9.9 Acquisition Proposals. Prior to the Closing or termination of this Agreement, Seller shall not, and shall not permit any officer, director, employee or agent of Seller or any Affiliate thereof to (a) solicit, initiate or encourage submission of proposals or offers, or accept any offers, from any person relating to any acquisition or purchase of any of the Transferred Assets, or any equity interest in, or any merger, consolidation or business combination with, Seller affecting BCA or the Transferred Assets (an "Acquisition Proposal"), or (b) participate in any discussions or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with or assist, facilitate or encourage any Acquisition Proposal by any other Person.

        9.10 No Third-Party Beneficiaries. With the exception of the parties to this Agreement and the Indemnified Parties, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights accruing by virtue of this Agreement.

        9.11 Gender and Number. Where the context requires, the use of a pronoun of one gender or the neuter is to be deemed to include a pronoun of the appropriate gender, singular words are to be deemed to include the plural, and vice versa.

        The parties each have executed this Agreement as of the day and year first written above.

BIOPOOL INTERNATIONAL, INC.                  IMMUCOR, INC.



By:     /s/ Michael D. Bick, Ph.D.           By:     /s/ Edward L. Gallup
        ---------------------------                  ---------------------------
        Michael D. Bick, Ph.D.,                      Edward L. Gallup, President
        Chief Executive Officer




                                             BCA ACQUISITION CORPORATION



                                             By:     /s/ Edward L. Gallup
                                                     ---------------------------
                                                     Edward L. Gallup, President

                                    Exhibits


A.  Form of Assumption Agreement
B.  Form of Bill of Sale
C.  Form of Manufacturing Agreement
D.  Form of Supply Agreement
E.  Form of Trademark Assignment
F.  Allocation of Purchase Price

                                    EXHIBIT A

                          FORM OF ASSUMPTION AGREEMENT


        THIS ASSUMPTION AGREEMENT (this "Assumption") is made and entered into this 30th day of April, 1999, by BCA ACQUISITION CORPORATION, INC., a Georgia corporation ("Purchaser"), in favor of BIOPOOL INTERNATIONAL, INC., a Georgia limited liability company ("Seller").


                              W I T N E S S E T H :


        WHEREAS, Purchaser and Seller are parties to that certain Asset Purchase Agreement dated as of April 5, 1999 (the "Purchase Agreement");

        WHEREAS, pursuant to the Purchase Agreement, Purchaser agreed to assume certain trade payables of Seller, all as more fully set forth in the Purchase Agreement;

        NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises, the mutual promises, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Capitalized Terms. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

        2. Assumption. Purchaser hereby assumes all of the Assumed Liabilities as defined in the Purchase Agreement (the "Assumed Liabilities") in accordance with the terms and conditions of the Purchase Agreement.

        3. Exclusion of Other Liabilities. Notwithstanding any provision of this Assumption, Purchaser is assuming only the Assumed Liabilities and is not assuming and shall not be liable for any other liability or obligation of Seller (or any predecessor owner of all or part of BCA's Business) of whatever nature whether presently in existence or arising hereafter. The assumption by Purchaser herein shall not be construed to impair, defeat or limit in any way any rights or remedies of Purchaser to contest or dispute the amount thereof.

        4. Further Assurances. Each party hereto agrees from time to time, subsequent to the date hereof, to execute and deliver or cause to be executed and delivered such instruments or further assurances as may, in the reasonable opinion of the other party, be necessary or desirable to give effect to the provisions of this Assumption.

        5. Binding Effect. This Assumption shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

        6. Governing Law. The validity and effect of this Assumption and the rights and obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Georgia without regard to principles of conflicts of law.

        7. Amendments. No amendment to the terms and conditions of this Assumption shall be valid and binding on the parties hereto unless made in writing and signed by an authorized representative of each of the parties.

        IN WITNESS WHEREOF, the parties hereto have caused this Assumption to be executed as of the day and year first written above.


                                   "PURCHASER"

                                   BCA ACQUISITION CORPORATION



                                   By:      /s/ Edward L. Gallup
                                            ---------------------------
                                            Edward L. Gallup, President



                                   "SELLER"

                                   BIOPOOL INTERNATIONAL, INC.



                                   By:     /s/ Michael D. Bick, Ph.D.
                                           ---------------------------
                                           Michael D. Bick, Ph.D.
                                           Chief Executive Officer

                                    EXHIBIT B

                              FORM OF BILL OF SALE


        FOR VALUE RECEIVED, and in further consideration of the mutual covenants and conditions set forth in, and pursuant to the terms of, that certain Asset Purchase Agreement (the "Purchase Agreement") (unless otherwise defined herein, all capitalized terms shall have the respective meanings assigned to such terms in the Purchase Agreement), dated as of April 5, 1999, by and among BCA ACQUISITION CORPORATION, a Georgia corporation ("Purchaser"), IMMUCOR, INC., a
Georgia corporation ("Immucor"), and BIOPOOL INTERNATIONAL, INC., a Delaware corporation ("Seller"), Seller hereby grants, conveys, sells, transfers, assigns and sets over unto Purchaser all of Seller's right, title and interest, and good and marketable title, in and to all of the Transferred Assets as defined in the Purchase Agreement (the "Transferred Assets"), all pursuant to this Bill of Sale (this "Bill of Sale").

        TO HAVE AND TO HOLD FOREVER the above described property unto Purchaser, for the use and benefit of Purchaser and its successors and assigns. Seller agrees from time to time, subsequent to the date hereof, to execute and deliver or cause to be executed and delivered such instruments or further assurances, in the reasonable opinion of Purchaser, as may be necessary or desirable to give effect to the provisions of this Assignment. Seller warrants, covenants and agrees to take all steps necessary to put Buyer, its successors and assigns in actual peaceful possession and control of the Transferred Assets.

        This  Bill of  Sale  is  made  pursuant  to the  terms  of the  Purchase
Agreement and is entitled to all benefits thereof. The representations, warranties, covenants and indemnities provided in the Purchase Agreement shall continue in full force and effect as provided therein and shall not be deemed modified, waived or amended in any respect whatsoever by reason of this Bill of Sale.

        THIS BILL OF SALE SHALL BE BINDING UPON AND SHALL INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS. THE VALIDITY AND EFFECT OF THIS BILL OF SALE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. NO AMENDMENT TO THE TERMS AND CONDITIONS OF THIS BILL OF SALE SHALL BE VALID AND BINDING ON THE PARTIES HERETO UNLESS MADE IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF EACH OF THE PARTIES.

        IN WITNESS WHEREOF, Seller has caused its duly authorized representative to execute and deliver this Bill of Sale as of this 30th day of April, 1999.


                                          BIOPOOL INTERNATIONAL, INC.


                                          By:      /s/ Michael D. Bick, Ph.D.
                                                   --------------------------
                                                   Michael D. Bick, Ph.D.,
                                                   Chief Executive Officer

                                                   [CORPORATE SEAL]

Accepted and agreed to this 30th day of April, 1999:

IMMUCOR, INC.


By:     /s/ Edward L. Gallup
        ---------------------------
        Edward L. Gallup, President

                                    EXHIBIT C

                             MANUFACTURING AGREEMENT


        THIS AGREEMENT is entered into as of the 30th day of April, 1999 by and between Biopool International, Inc., a Delaware corporation ("Biopool"), and Immucor, Inc., a Georgia corporation ("Immucor").

        Unless the context otherwise requires, terms that are capitalized and not otherwise defined in context have the meanings set forth in Section 10 of this Agreement.

                                    RECITALS

        BIOPOOL AND IMMUCOR ACKNOWLEDGE THE FOLLOWING:

        A. Biopool and Immucor have entered into that certain Asset Purchase Agreement, dated as April 5, 1999 (the "Asset Purchase Agreement"), which provides for the sale by Biopool to Immucor of certain of the assets of Biopool's BCA Division (the "Division").

        B. Immucor and Biopool desire that Biopool provide manufacturing and related services to Immucor pursuant to the terms of this Agreement using Biopool's Pennsylvania Facility (as defined herein) as a transitional source of supply for the Products during the term of this Agreement in order to allow Immucor to establish production of the Products in its own manufacturing facilities, and as required by the Asset Purchase Agreement.

        C. In addition to this Agreement, Biopool and Immucor have entered into that certain Supply Agreement, dated as the date hereof, which provides for the sale by Biopool to Immucor of Immucor's requirements of certain products manufactured at Biopool's manufacturing facilities in California.

        In consideration of the recitals and the mutual covenants contained herein, the parties agree as follows:

        1. Supply of the Products. During the term of this Agreement (as provided in Section 7(a) hereof):

            (a) Biopool's Obligation to Supply Products. Biopool agrees to manufacture (i) reagent red blood cells at the times and in the quantities according to Biopool's past practice, and (ii) the Products shown on the production schedule attached hereto as Exhibit A ((i) and (ii) collectively, the "Production Schedule"), at the times and in the quantities shown thereon and supply them exclusively to Immucor pursuant to the terms of this Agreement.

            (b) Manufacturing and Service Plan. Exhibit B contains Biopool's Manufacturing and Service Plan (the "Manufacturing and Service Plan") for producing the Products and performing the services required herein.

            (c) Raw Materials. Biopool will be responsible for obtaining the Raw Materials and other supplies required to produce the Products ordered by Immucor, except that Immucor may provide Biopool with same and may direct Biopool to use Raw Materials or work-in-process purchased by Immucor from Biopool pursuant to the Asset Purchase Agreement and supplied to Biopool by Immucor for the purpose of this Agreement.

            (d) Changes to Production Schedule or Manufacturing and Service Plan. Immucor shall have the right to cancel any part of the Production Schedule with 15 day's prior notice.

        2. Related Services. During the term of this Agreement, Biopool agrees to provide Immucor with the following services related to the Products:

            (a) Shipping and Invoicing. Except as provided in the following sentence, Biopool shall deliver the Products to Immucor at the places specified by Immucor. Upon request of Immucor, Biopool shall ship directly to the customers identified by Immucor on behalf of Immucor and shall invoice such customers' on Immucor's behalf in a manner consistent with Biopool's past custom and practice. Biopool shall contemporaneously provide Immucor with a copy of any such invoice, and any such invoice shall direct Immucor's customers to make payment to Immucor.

            (b) Warehousing. Biopool shall provide warehousing and storage services for the Raw Materials, work-in-process and finished goods related to this Agreement or the Asset Purchase Agreement.

            (c) Customer Service. Biopool shall take customer orders from the customers of the BCA Division via telephone and fax and shall maintain a standing order file. Biopool shall provide technical service directly to customers of the BCA Division and shall assist such customers with any Product performance problems such customers may experience with the Products.

        3. Manufacturing Fees. In order to allow Biopool to perform its obligations under this Agreement, Immucor shall pay $62,500 to Biopool on the 15th and 30th day after the date of this Agreement, and $125,000 on the 45th and 60th day after the date of this Agreement. Such fee shall be deemed to reimburse Biopool for the personnel and operating expenses of the Pennsylvania Facility. Such fee shall be increased by Biopool's direct incremental cost of any Raw Materials not supplied by Immucor. Such fee shall also be increased by the cost of outward bound freight to customers, including Immucor. From and after the 30th day after the date of this Agreement, such fee shall be reduced upon the elimination of any personnel or the cancellation of any portion of the Production Schedule, by the mutual agreement of the parties, by an amount equal to the costs saved directly related to such job function, including direct salary, benefits, and employer contributions and taxes. In the event Immucor elects pursuant to Section 7(a) to extend the term of this Agreement, Immucor shall make additional payments to Biopool in accordance with the principles set forth in this Section 3.

        4.  Delivery; Payment.

            (a) Delivery. Biopool will manufacture the Products and deliver them to Immucor no later than the delivery dates requested in the Production Schedule.

            (b) Payment. Immucor shall reimburse Biopool pursuant to Section 3 of this Agreement.

        5.  Production, Inspection and Quality Control.

            (a) Regulatory Compliance. Biopool shall comply with all applicable federal, state and local laws and regulations in performing its duties hereunder and any dealings with respect to the Products.

            (b) Production. Biopool shall manufacture and produce the Products in conformance with the Production Schedule, shall use only the Raw Materials or work-in-process approved by Immucor (and in no case shall use or rework any inventory returned or rejected by any other customer or rejected by Immucor in connection with Asset Purchase Agreement).

            (c) Packaging and Labeling. Biopool shall appropriately package and label the Products consistent with past practice and custom. Biopool shall also package the Products for ultimate shipment to Immucor's customers. Biopool grants to Buyer and Immucor a fully-paid, royalty-free license to use the names "Biopool" and "Biopool International" for any purpose related to BCA's Business from the date hereof until the later of the termination of this Agreement or 36 months.

            (d) Product Warranties. Biopool expressly warrants that all Products delivered to Immucor pursuant to this Agreement will be of good and merchantable quality, suitable for their intended purpose, will not be adulterated, misbranded or mislabeled, and will be free of any substance which may render such Products injurious to health, lessen the potency or effectiveness, or otherwise cause such Products not to be in compliance with all applicable provisions of all United States and Canadian federal, state and local laws and regulations, and any other applicable foreign laws and regulations. Biopool will deliver the Products to Immucor free from any lien, security interest or encumbrance.

            (e) Right of Inspection. During the term of this Agreement, Immucor shall have the right to inspect and audit the parts of Biopool's operations which are used in the manufacture, packaging and storage of the Products. Without limiting the generality of the foregoing sentence, Immucor shall have the right to inspect all raw materials, work in process and finished Products to ensure that such all raw materials, work in process and finished Products will at the time of delivery to Immucor be free from defects in materials and workmanship. All inspections will be conducted during normal business hours and

Immucor shall have the sole right to determine the number and frequency of such inspections.

            (f) Non-Conforming Goods. Biopool acknowledges that Immucor will not be in a position to adequately inspect the Products delivered to Immucor. Immucor may notify Biopool of any non-conformity of the Products at any time prior to the expiration date of any Product manufactured hereunder, and no action by Immucor prior to the expiration date of the Products, including but not limited to Immucor's resale of the Products to Immucor's customers, shall be deemed acceptance of the Products for purposes of O.G.C.A. Section 11-2-606. At Immucor's election, non-conforming goods will be replaced by Biopool within 10 days of notice to Biopool by Immucor or credited against future or past purchases. Immucor's rights under this subparagraph are without prejudice to any other remedy available to Immucor as a result of delivery of Products that fail to conform with the provisions of this Agreement.

            (g) Quality Control. Biopool covenants and agrees, during the term of this Agreement, upon Immucor's request, Biopool shall provide Immucor with information regarding the manufacture by Biopool of the Products in compliance with the terms of this Agreement and all federal, state and local laws, rules, ordinances and regulations and such additional information directly related to the manufacture of the Products as Immucor shall request; and after the term of this Agreement, Biopool shall transfer all such information to Immucor.

        6.  Indemnification and Insurance.

            (a) Biopool agrees to indemnify and hold harmless Immucor and its respective directors, officers, employees and agents (collectively, the "Immucor Indemnitees") from and against all losses, damages, liabilities and expenses, including attorneys' fees, of any kind or nature, incurred by reason of any claim, action, suit or governmental investigation or proceeding brought against or involving the Immucor Indemnitees or any of them, which relates to or arises out of (i) Biopool's failure to comply with any provision of this Agreement, or
(ii) any matter relating to the design, manufacture, quality, fitness, sale, purchase or performance of any Product manufactured by Biopool for Immucor, including, without limitation, any product liability claims relating to the Products.

            (b) During the term of this Agreement and for a period of 36 months thereafter, Biopool shall maintain general comprehensive liability insurance in an amount appropriate for the industry and for the Products. At a minimum, such insurance shall provide coverage for each occurrence of bodily injury and property damage in an amount not less that $3,000,000 combined single limit with special endorsements providing coverage for products and completed operations liability, blanket contractual liability, and blanket broad form vender liability. Such insurance policy or policies shall be endorsed to name Immucor as an additional insured and to provide for written notification to Immucor by the insurer not less than thirty days prior to the expiration, cancellation, or modification of such coverage. A certificate of insurance evidencing compliance with this Section and referencing this Agreement shall be furnished to Immucor at the Closing. The obligations of Biopool under this Section 6 shall survive the termination of this Agreement, however occurring.

        7.  Term and Termination.

            (a) Term of Agreement. Unless terminated earlier as provided herein, the respective obligations of Biopool and Immucor: (i) under Section 1 shall expire 60 days from the date hereof; (ii) under Section 2(a) shall expire 60 days from the date hereof; (iii) under Section 2(b) shall expire 60 days from the date hereof; and (iv) under Section 2(c) shall expire 60 days from the date hereof. Immucor shall have a single option to extend this Agreement for a period of 30 days from its termination in accordance with this Section 7(a), upon 15 days prior notice to Biopool. This Agreement may be renewed or extended by the mutual, written agreement of Biopool and Immucor.

            (b) Termination of Agreement. All of the respective obligations of the parties under this Agreement will terminate as provided in Section 7(a) above upon the occurrence of any of the following:

                (i) Mutual Agreement. The mutual, written agreement of Biopool and Immucor;

                (ii) Breach. Either party may terminate this Agreement (the "Terminating Party") in the event of a material breach by the other party (the "Breaching Party") of any of its obligations under this Agreement, which breach is not cured within 5 days after notice thereof; or

                (iii) Immucor's Option. By Immucor, in its sole discretion, upon not less than 15 days prior written notice to Biopool.

            (c) Effect of Termination in Event of Breach. In the event of a termination of this Agreement pursuant to Section 7(b), all remedies available to the Terminating Party either in law or equity shall be preserved and survive the termination of this Agreement.

        8. Necessary License. Immucor hereby grants to Biopool a fully paid, nonroyalty bearing nonexclusive license to all inventions, copyrights, patents, trademarks, trade secrets, know-how and all other intellectual property rights sold by Biopool to Immucor pursuant to the Asset Purchase Agreement and now held by Immucor that are necessary for the manufacture of the Products by Biopool (the "Necessary Technology"). Biopool agrees that the foregoing license to the Necessary Technology is solely for the limited use of carrying out the purpose of this Agreement and for no other purpose and automatically will terminate upon the termination of this Agreement pursuant to Section 7 above. Any idea, design, concept or other invention made or developed solely by Biopool or jointly by Biopool and Immucor in the course of manufacturing Products hereunder shall promptly be disclosed by Biopool to Immucor in a complete written disclosure. Biopool hereby assigns to Immucor all right, title and interest in and to any such idea, design, concept or other invention together with the right to file patent and other similar applications with respect thereto in any country. Biopool agrees to take any and all actions as may be requested by Immucor to cause complete and full ownership of all such ideas, designs, concepts and other inventions to be vested completely in Immucor.

        9. Confidentiality. Biopool shall hold in trust and confidence all Confidential Information and Trade Secrets and shall not make any copies of, distribute, or use any Confidential Information and Trade Secrets except as necessary to perform its obligations under this Agreement. Biopool shall not make any unauthorized disclosure of Trade Secrets. For a period of five years from the date hereof, Biopool shall not make any unauthorized disclosure of Confidential Information. Upon the termination of this Agreement as provided in
Section 7, Biopool shall deliver to Buyer all Trade Secrets and Confidential Information in its possession, without retaining any copies thereof. Biopool shall cause its Affiliates to comply with this Section 9 as if each were Biopool.

        10. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meaning given them in the Asset Purchase Agreement. As used in this Agreement, the following terms have the following meanings:

            (a) "Confidential Information" shall have the meaning give such term in the Asset Purchase Agreement.

            (b) "Pennsylvania Facility" means Biopool's manufacturing facility located at 1230 Wilson Drive, West Chester, PA 19380-4254.

            (c) "Products" means any and all of Biopool's immunohematology products and test kits, including but not limited to those products listed on Exhibit C to this Agreement.

            (d) "Raw Materials" shall have the meaning give such term in the Asset Purchase Agreement.

            (e) "Trade Secrets" shall have the meaning give such term in the Asset Purchase Agreement.

        11. Miscellaneous.

            (a) Title to Goods. Until such time as the Products are shipped to their destination as provided herein, Immucor shall retain title to all Raw Materials, work-in-process, and finished goods related to the Products produced or to be produced in connection with this Agreement.

            (b) Assignment. Neither party shall transfer or assign this Agreement in whole or in part without the prior written consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Immucor may assign this Agreement in whole or in part (i) to any person or entity which it controls, is controlled by, or with whom it is under common control, and (ii) to any purchaser of substantially all of the assets of Immucor or Immucor, Inc., a Georgia corporation. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            (c) Sale or Change of Control of Biopool. Should Biopool elect to sell or transfer substantially all of its assets, Biopool shall require as a condition of such transaction that this Agreement with all of its terms and conditions shall be assumed by the transferee.

            (d) Independent Contractor. This Agreement does not create any partnership, joint venture, trust or agency between the parties hereto. This Agreement shall not cause either party to be considered an agent or legal representative of the other for any purpose, nor shall this Agreement cause either party's officers, directors, employees or agents to be considered agents or employees of the other party. This Agreement shall not give either party or any of its officers, directors, employees or agents any authority to bind the other party in any contract with any third party on behalf of or in the name of that third party.

            (e) Headings. The headings herein are for convenience of reference only and shall not be deemed a part of this Agreement.

            (f) Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable for any reason whatsoever, the parties agree that such invalidity or unenforceability shall not affect any other provision of this Agreement, the remaining provisions hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid and enforceable.

            (g) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia without giving effect to any choice of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of any of the laws of any jurisdiction other than the State of Georgia.

            (h) Notice. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made upon the earlier of receipt, if delivered personally, on the third business day following deposit in the U.S. mail if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or the next business day when sent by overnight courier or express mail service or by electronic transmission to the telecopier number specified below with receipt acknowledged:

     If to Immucor:      Immucor, Inc.
                         P.O. Box 5625
                         3130 Gateway Drive
                         Norcross, Georgia 30091-5625
                         Attn: Edward L. Gallup, President
                         Fax: (770) 242-8930
    with a copy to:      Nelson Mullins Riley & Scarborough, L.L.P.
                         First Union Plaza, Suite 1400
                         999 Peachtree Street, N.E.
                         Atlanta, Georgia 30309
                         Attn:  Philip H. Moise, Esq.
                         Fax:  (404) 817-6050

    If to Biopool:       Biopool International, Inc.
                         6025 Nicolle Street
                         Ventura, CA 93003
                         Attn:  Michael D. Bick, Ph.D., Chief Executive Officer
                         Fax:  (805) 654-0681

    with a copy to:      Troop Steuber Pasich Reddick & Tobey, LLP
                         2029 Century Park East, 24th Floor
                         Los Angeles, CA 90067-3010
                         Attn:  Scott W. Alderton
                         Fax:  (310) 728-2200

            (i) Entire Agreement. This Agreement and the exhibit hereto constitute the entire agreement between the parties and supersede all prior agreements, understandings and arrangements, oral or written, between the parties with respect to the subject matter hereof. In the event of conflict between any term of this Agreement and any term in a party's purchase orders, quotations, acknowledgments, invoices, license or other communications to the other party, this Agreement shall govern.

            (j) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

            (k) Modification Amendment and Waiver. This Agreement may not be modified or amended (including by custom, usage of trade or course of dealing) except by an instrument in writing signed by duly authorized officers of both parties hereto. The performance of any obligation required of a party hereunder may be waived only by written waiver signed by a duly authorized officer of the other party which waiver shall be effective only with respect to the specific obligations described therein. The waiver by either party hereto of a breach of any obligation of the other shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision of this Agreement. The failure of either party to insist, in any one or more instances, upon full performance of the terms, covenants and conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or a waiver of future full performance of any such term, covenant or condition.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                               IMMUCOR, INC.


                                               /s/ Edward L. Gallup
                                               ---------------------------
                                               Edward L. Gallup, President


                                               BIOPOOL INTERNATIONAL, INC.



                                               /s/ Michael D. Bick, Ph.D.
                                               ---------------------------
                                               Michael D. Bick, Ph.D.,
                                               Chief Executive Officer

                      Exhibit A to Manufacturing Agreement

                               Production Schedule


Product                         Quantity                  Expected Delivery Date

                      Exhibit B to Manufacturing Agreement

                         Manufacturing and Service Plan

                      Exhibit C to Manufacturing Agreement

                                    Products
Code                          Product                                   Pkg.
                              ABO SERA
                              MONOCLONAL
57209                         Anti-A                                1 x 10ml
57210                         Anti-A                               10 x 10ml
57211                         Anti-B                                1 x 10ml
57212                         Anti-B                               10 x 10ml
57213                         Anti-A,B                              1 x 10ml
57214                         Anti-A,B                             10 x 10ml

                              LECTINS
57215                         Anti-A1                                1 x 2ml
57216                         Anti-H                                 1 x 2ml

                              Anti-Rh SERA
                              Anti-D, S/T
57217                         Anti-D                                1 x 10ml
57218                         Anti-D                               10 x 10ml

                              Rh-hr CONTROL
57222                         Rh-hr Control                         1 x 10ml
57223                         Rh-hr Control                        10 x 10ml

                              MONOCLONAL-Rh
59890                         Anti-D                                1 x 10ml
59891                         Anti-D                               10 x 10ml

                              ANTI-Rh, S/T
57226                         Anti-CDE                              1 x 10ml
57227                         Anti-C                                 1 x 5ml
57228                         Anti-E                                 1 x 5ml
57229                         Anti-c                                 1 x 5ml
57230                         Anti-e                                 1 x 5ml
59851                         Anti-C Monoclonal                      1 x 5ml

                              ANTI-Rh, SALINE
57233                         Anti-D                                 1 x 5ml
57234                         Anti-E                                 1 x 5ml
57236                         Anti-Cw                                1 x 2ml


                                       48




                      Exhibit C to Manufacturing Agreement
                              (Continued - Page 2)
                                    Products
Code                          Product                                   Pkg.
                                                                                                    ANTIGLOBULIN SERA
                              POLYSPECIFIC
57242                         Poly Clear                            1 x 10ml
57243                         Poly Clear                           10 x 10ml
57244                         Poly Clear                           25 x 10ml
57245                         Poly Clear                          100 x 10ml
57246                         Poly Green                            1 x 10ml
57247                         Poly Green                           10 x 10ml
57248                         Poly Green                           25 x 10ml
57249                         Poly Green                          100 x 10ml

                              MONOSPECIFIC
57250                         Anti-IgG Clear                        1 x 10ml
57251                         Anti-IgG Clear                       10 x 10ml
57252                         Anti-IgG Clear                       25 x 10ml
57253                         Anti-IgG Clear                      100 x 10ml
57254                         Anti-IgG Green                        1 x 10ml
57255                         Anti-IgG Green                       10 x 10ml
57256                         Anti-IgG Green                       25 x 10ml
57257                         Anti-IgG Green                      100 x 10ml

                              MONO/POLY
57258                         Poly Clear                            1 x 10ml
57259                         Poly Clear                           10 x 10ml
57260                         Poly Clear                           25 x 10ml
57261                         Poly Green                            1 x 10ml
57262                         Poly Green                           10 x 10ml
57263                         Poly Green                           25 x 10ml

                              MONOSPECIFIC
57265                         Anti-C3                                1 x 3ml

                              ENHANCEMENT MEDIA
                              EM-V (LISS)
57270                         EM-V                                  1 x 10ml
57271                         EM-V                                 10 x 10ml
57272                         EM-V                                100 x 10ml
57273                         EM-V                                  1 x 50ml


                                       49




                      Exhibit C to Manufacturing Agreement
                              (Continued - Page 3)
                                    Products
Code                          Product                                   Pkg.
                                                                                                    EM-X (LISS/BSA)
57274                         EM-X                                  1 x 10ml
57275                         EM-X                                 10 x 10ml
57276                         EM-X                                100 x 10ml

                              ACCULISS (LISS)
57277                         Acculiss                              1 x 10ml
57278                         Acculiss                             10 x 10ml

                              PEG+
57279                         PEG+                                  1 x 10ml
57280                         PEG+                                 10 x 10ml
57281                         PEG+                                  1 x 50ml

                              BOVINE ALBUMIN
57282                         22% BSA                               1 x 10ml
57283                         22% BSA                              10 x 10ml
57284                         22% BSA                             100 x 10ml
57285                         22% BSA                               1 x 50ml
57286                         30% BSA                               1 x 10ml
57287                         30% BSA                              10 x 10ml
57289                         30% BSA                               1 x 50ml

                              ENZYMES
57293                         Ficin Sol.                            1 x 10ml

                              RARE SERA
57296                         Anti-K                                 1 x 5ml
57297                         Anti-k                                 1 x 2ml
57298                         Anti-Kpa                               1 x 2ml
57299                         Anti-Kpb                               1 x 2ml
57300                         Anti-Fya                               1 x 5ml
57301                         Anti-Fyb                               1 x 5ml
57302                         Anti-Jka                               1 x 5ml
57303                         Anti-Jkb                               1 x 5ml
57304                         Anti-M                                 1 x 5ml
57305                         Anti-N Rabbit                          1 x 5ml
57306                         Anti-N Lectin                          1 x 5ml


                                       50




                      Exhibit C to Manufacturing Agreement
                              (Continued - Page 4)
                                    Products
Code                          Product                                   Pkg.
57307                         Anti-S                                 1 x 5ml
57308                         Anti-s                                 1 x 5ml
57309                         Anti-Lea                               1 x 5ml
57313                         Anti-I                                 1 x 2ml
59850                         Anti-P1 Goat                           1 x 3ml

                              RBCs
56067                         Rare-Type                             1 x 10ml
59308                         I negative                             1 x 3ml

                              PANELS
56068                         Accucell-16                           16 x 3ml
56069                         Tencell Panel                         11 x 3ml

                              SCREENING CELLS
56070                         Spectrogen Duo                        2 x 10ml
56071                         Spectrogen Trio                       3 x 10ml
56072                         Spectrogen Pooled                     1 x 10ml

                              REVERSE CELLS
56073                         Confirmcells (A1B)                    2 x 10ml
56074                         Confirmcells (A1A2B)                  3 x 10ml
56616                         Confirmcells (A1A2BO)                 4 x 10ml

                              COOMBS CONTROL
56075                         Coatagen                              1 x 10ml
56076                         Coatagen                              3 x 10ml
56077                         Coatagen (Weak)                       1 x 10ml

                              QC
52184                         Quik Chek Kit                       3 vial kit
56149                         ReCap Kit                           6 vial kit

                              FETAL SCREENING
59487                         Fetal Detection Kit                 4 vial kit
59485                         Fetal Detection Slides                9 slides



                                       51




                      Exhibit C to Manufacturing Agreement
                              (Continued - Page 5)
                                    Products
Code                          Product                                   Pkg.
                              SPECIALTY PRODUCTS
57314                         Elution Sol.                           12 test
57315                         P1 Sub.                                1 x 2ml
57316                         R.E.St.                                 8 test
59844                         Rap-I.D.                             300 tests
59892                         Seg Safe                              250/pack

                              COMPETENCY
56168                         Self-check I                           2 x 5ml
56169                         Self-check II                          3 x 5ml

                                    EXHIBIT D

                            FORM OF SUPPLY AGREEMENT


        THIS SUPPLY AGREEMENT (THIS "AGREEMENT") IS MADE AS OF APRIL 30, 1999, BY AND BETWEEN IMMUCOR, INC., A GEORGIA CORPORATION HAVING ITS PRINCIPAL PLACE OF BUSINESS AT 3130 GATEWAY DRIVE, SUITE 600, NORCROSS, GA 30091-5625 ("IMMUCOR"), AND BIOPOOL INTERNATIONAL, INC., A DELAWARE CORPORATION WITH ITS PRINCIPAL PLACE OF BUSINESS AT 6025 NICOLLE STREET, VENTURA, CA 93003 ("BIOPOOL").

        Immucor, through its wholly-owned subsidiary BCA Acquisition Corporation, a Georgia corporation ("Subsidiary"), has acquired substantially all of the assets of the BCA Division of Biopool as of the date hereof pursuant to that certain Asset Purchase Agreement by and among Immucor, Subsidiary and Biopool dated as of April 5, 1999 (the "Asset Purchase Agreement"). Included among such assets are the entire product lines of Biopool's BCA Division, including certain products manufactured using freeze-drying technology at Biopool's manufacturing facilities located in California. Immucor wishes to have Biopool manufacture such products for Immucor and to buy such products from Biopool, and Biopool wishes to manufacture such products for Immucor and to sell such products to Immucor. Therefore, in consideration of the mutual covenants contained herein, the parties hereto agree as follows.

                             ARTICLE 1 DEFINITIONS.

        In addition to any terms defined elsewhere herein, the following terms will have the following meanings when used in this Agreement:

        1.1 "Affiliate" of a party means any corporation or other business entity controlling, controlled by or under common control with such party.

        1.2 "Agreement Date" means the date of this Agreement set forth above.

        1.3 "Confidential Information" shall have the meaning give such term in the Asset Purchase Agreement.

        1.4 "Control" (including "controlling", "controlled by" and "under common control with") means the direct or indirect ownership of more than fifty percent (50%) of the voting or income interest in such corporation or other business entity.

        1.5 "FDA" means the United States Food and Drug Administration.

        1.6 "Modifications" means alterations to the Products agreed upon between Biopool and Immucor from time to time.

        1.7 "Products" means those products listed on Exhibit A attached hereto..

        1.8 "Standards" means all standards, manufacturing practices and technical requirements applicable to the Products and promulgated by any agency, department or bureau of the United States or any foreign government, or of any political subdivision thereof, as well as generally accepted commercial standards in any such places, including those promulgated by the FDA, Canadian Standards Association and CE MARK.

        1.9 "Term" means the period beginning on the Agreement Date and continuing until the third anniversary of the date of this Agreement, unless sooner terminated in accordance with Article 7.

        1.10 "Trade Secrets" shall have the meaning give such term in the Asset Purchase Agreement.


                                ARTICLE 2 SUPPLY

        2.1 Supply of Products. Biopool shall produce Products and shall provide Immucor all of its requirements for the Products as evidenced by Immucor purchase orders issued pursuant to Section 5.1 hereof. In the event of any delay or curtailment of Biopool production due to factors beyond its control, Biopool shall supply Immucor with Products on a fair and equitable basis no less favorable than the treatment given to Biopool's other customers.

        2.2 Packaging and Labeling of Products. Biopool shall deliver the Products to Immucor in unlabeled vials that may be reasonably identified and labeled by Immucor. Immucor shall be responsible for comply with any labeling requirements of the Standards.

        2.3 Modifications to Products. If Immucor or Biopool proposes any modification of any of the Products, the parties will enter into good faith discussions to try to reach agreement on the implementation of the Modification, including such matters as technical requirements, development schedules, regulatory compliance and price. If Immucor proposes a Modification necessary to adapt the Products to local conditions in any foreign country, or necessary for the Products to conform to the Standards, Biopool will effect such Modification as soon as practicable without awaiting the results of the implementation discussions.

            (a) Inspection and Investigation. During the Term of this Agreement,
Immucor  shall  have the right to  inspect  and  audit  the  parts of  Biopool's operations which are used in the manufacture, packaging and storage of the Products. Without limiting the generality of the foregoing sentence, Immucor shall have the right to inspect all raw materials, work in process and finished Products to ensure the safety and efficacy of the Products and that such all raw materials, work in process and finished Products will at the time of delivery to Immucor be free from defects in materials and workmanship. All inspections will be conducted during normal business hours and Immucor shall have the sole right to determine the number and frequency of such inspections. Further, during the Term of this Agreement, Biopool shall provide Immucor such information it reasonably requests to conduct such investigation, including information regarding the manufacture by Biopool of the Products in compliance with the terms of this Agreement, and at the conclusion of the Term of this Agreement, Biopool shall transfer all such information to Immucor.

        2.4 Quality Control.

            (a) If any customer of Immucor rejects or returns Products to Immucor as a result of Product performance problems, Immucor shall notify Biopool in writing within sixty (60) days. At Immucor's option and at Biopool's expense, Immucor shall receive a credit, refund or replacement for such Products. If Biopool so requests, Immucor will return any such Products to Biopool at Biopool's expense.

            (b) In the event that either party receives any complaint regarding the Products, it shall notify the other party within one (1) week after receipt of such complaint. Immucor will be responsible for evaluating these complaints and responding to Biopool in writing within thirty (30) days after receipt of the complaint. Immucor will make, and Biopool will assist and cooperate with Immucor in making, a preliminary evaluation of each complaint it receives and will conduct all follow up and communication which it deems appropriate.

            (c) Biopool will notify Immucor immediately of any inspection of its facilities by a federal, state or local regulatory agency as well as the result of such inspection.

        2.5 Product Recall. In the event that Immucor or Biopool recalls any of the Products sold or distributed by Immucor because the Products are believed to violate any provision of applicable law, Biopool shall bear all costs and expense of such recall, including, without limitation, expenses or obligation to third parties, the cost of notifying customers and costs associate with the shipment of recalled Product from customers to Immucor or Biopool. Immucor shall maintain complete and accurate records, for such periods as may be required by applicable law, of all the Products sold by it. Notwithstanding the foregoing, in the event any such product recall results from the labeling, packaging or misbranding of Products, Immucor shall bear such costs and expenses. The parties will cooperate fully with each other in effecting any recall of the Products, including communications with any purchaser or users.


                       ARTICLE 3 PURCHASE AND DISTRIBUTION

        3.1 Purchase and Sale. Biopool shall sell to Immucor, and Immucor shall purchase from Biopool, the Products, for resale to Immucor's customers directly or through its distributors, agents and/or dealers, subject to and in accordance with the terms and conditions of this Agreement.

        3.2 Delivery and Acceptance.

            (a) All deliveries of Products from Biopool to Immucor shall be made to Biopool's plant at 3150 Gateway Drive, Norcross, GA 30091-5625, not later than the required delivery dates specified on Immucor purchase orders issued pursuant to Section 5.1 hereof, to a carrier selected by Immucor. Immucor shall make all shipping arrangements, with the cooperation of Biopool.

            (b) Biopool acknowledges that Immucor may not be in a position to adequately inspect the Products delivered to Immucor. Immucor may notify Biopool of any non-conformity of the Products at any time prior to the expiration date of any Product manufactured hereunder, and no action by Immucor prior to the expiration date of the Products, including but not limited to Immucor's resale of the Products to Immucor's customers, shall be deemed acceptance of the Products for purposes of O.G.C.A. Section 11-2-606. At Immucor's election, non-conforming goods will be replaced by Biopool within 10 days of notice to Biopool by Immucor or credited against future or past purchases. Immucor's rights under this subparagraph are without prejudice to any other remedy available to Immucor as a result of delivery of Products that fail to conform with the provisions of this Agreement.

        3.3 Exclusivity. Biopool shall manufacture for and shall sell the Products exclusively to Immucor.

        3.4 Territory. There shall be no limitation upon the territory in which Immucor may resell the Products.

        3.5 New Products. If Biopool develops and offers for sale any other products that perform the same or similar function as any of the Products, then Biopool shall so notify Immucor. Immucor shall have the right to purchase and distribute such products on an exclusive basis and on such other reasonable terms to be negotiated by the parties.

        3.6 Distributors. To facilitate its distribution of the Products, Immucor shall have the right to appoint distributors, dealers and/or agents in its sole discretion.


                          ARTICLE 4 PRICES AND PAYMENT

        4.1 Prices. The following terms shall apply during the Term:

            (a) The unit prices for each of the Products are set forth in Exhibit A. All prices shall be denominated in U.S. dollars.

            (b)  All  prices  shall  be  F.O.B.   Biopool's  plant  in  Ventura,
California, and Immucor shall be responsible for paying all freight and customs costs.

            (c) Immucor shall be responsible for collecting, reporting and paying all sales and use taxes, and all customs, import and remittance duties or assessments imposed in connection with its resale of Products to its customers.

        4.2 Price Increases. Biopool shall sell the Products to Immucor during the Term in accordance with all terms and conditions of this agreement, except that Biopool may, upon 30 days prior notice to Immucor, on the first and second anniversary of the Agreement Date, increase the prices charged to Immucor for the Products so long as the percentage increase over the prior price is not greater than the rate of increase during the preceding twelve months in the Consumer Price Index, all urban consumers, U.S. city average, all items (1982-84=100), published by the United States Department of Labor.

        4.3 Payment. Immucor shall pay Biopool for the Products delivered hereunder not later than 30 days after each delivery thereof, subject to any warranty and return procedures provided herein.


                         ARTICLE 5 FORECASTS AND ORDERS

        5.1 Quarterly Forecasts and Purchase Orders.

            (a) Immucor shall prepare on a quarterly basis and provide to Biopool during the first week of each calendar quarter, forecasts containing Immucor's best estimate of the Products Immucor will require to be delivered in the six-month period beginning with the date of each forecast, specifying the type, quantity, unit prices, total prices and required delivery dates (not less than 45 days after the date of the forecast) for the Products. Each forecast shall specify the Products required to be delivered during the first three months after the date of the forecast, and the Products expected to be ordered for delivery during the next three months. Biopool shall acknowledge in writing the receipt of each quarterly forecast.

            (b) Each forecast shall act as a firm and binding purchase order as to the Products required to be delivered during the first three months after the date of the forecast, and Biopool shall deliver such Products accordingly. The forecast also shall be considered a commitment by Immucor to accept delivery of not less than 50% and not more than 150% of the Products expected to be ordered for delivery during the next three months after the date of the forecast, the exact amount ordered to be reflected in the next quarterly forecast.

        5.2 Termination of Purchase Orders. Any purchase order (including the portion of a forecast covering the first three months after the forecast) may be terminated by Immucor upon written notification to Biopool under the following conditions:

            (a) as to Products completely manufactured by Biopool through the work day on which the termination notice is received by Biopool, Immucor must accept delivery of such Products and pay for them as provided herein.

            (b) as to Products the manufacture of which is incomplete on the work day on which the termination notice is received by Biopool, Immucor must pay Biopool all direct and indirect costs and expenses applicable to such incomplete Products.

        5.3 Conflicting Terms. Any terms or conditions appearing on the face or reverse side of any purchase order (including quarterly forecasts), acknowledgment or confirmation that are different from or in addition to those required hereunder shall not be binding on the parties, even if signed and returned, unless both parties hereto expressly agree in a separate writing to be bound by such different or additional terms or conditions.


                              ARTICLE 6 WARRANTIES.

        6.1 Warranties. Biopool warrants to Immucor and Immucor's customers that:

            (a) all Products delivered to Immucor pursuant to this Agreement will be of good and merchantable quality, suitable for their intended purpose, will not be adulterated, misbranded or mislabeled, and will be free of any substance which may render such Products injurious to health, lessen the potency or effectiveness, or otherwise cause such Products not to be in compliance with all applicable provisions of all United States federal, state and local laws and regulations, and any other applicable foreign laws and regulations. Biopool will deliver the Products to Immucor free from any lien, security interest or encumbrance.

            (b) it will comply with all applicable federal, state and local laws and regulations in performing its duties hereunder and any dealings with respect to the Products.

        6.2 Warranty Procedures. Biopool agrees to indemnify and hold harmless Immucor and its respective directors, officers, employees and agents from and against all losses, damages, liabilities and expenses, including attorneys' fees, of any kind or nature, incurred by reason of any claim, action, suit or governmental investigation or proceeding brought against or involving any of Immucor or its respective directors, officers, employees and agents, which relates to or arises out of (i) Biopool's failure to comply with any provision of this Agreement, or (ii) any matter relating to the design, manufacture, quality, fitness, sale, purchase or performance of any Product manufactured by Biopool for Immucor, including, without limitation, any product liability claims relating to the Products.

        6.3 Survival of Obligations. The obligations contained in this Article 6 shall survive any termination of this Agreement.

                                 ARTICLE 7 TERM

        7.1 Effectiveness of Agreement. This Agreement shall become effective on the Agreement Date and shall continue in full force and effect until it terminates by expiration at the end of the Term, or until it is terminated in accordance with Section 7.2 or 7.3.

        7.2 Termination Upon Breach or Default. Before the end of the Term, either party may terminate its obligations under this Agreement upon notice to the other party if such other party shall be in breach or default with respect to any material representation, warranty or covenant herein, such breach or default shall have a material and adverse effect on the rights of such party hereunder, and such other party shall have failed to cure such breach or default within sixty (60) days after notice thereof.

        7.3 Termination Upon Bankruptcy. Effective immediately and without any requirement of notice, either Biopool or Immucor may, at its option, terminate this Agreement and/or suspend its performance if (a) the other party files a petition in bankruptcy, files a petition seeking any reorganization, arrangement, composition or similar relief under any law regarding insolvency or relief for debtors, or makes an assignment for the benefit of creditors, (b) a receiver, trustee or similar officer is appointed for the business or property of such party, (c) any involuntary petition or proceeding under bankruptcy or insolvency laws is instituted against such party and not stayed, enjoined or discharged within 60 days, or (d) the other party adopts a resolution for discontinuance of its business or for dissolution.

        7.4 Other Rights and Remedies Available. Any termination of this Agreement shall be without prejudice to any other rights or remedies available under this Agreement or at law.


                    ARTICLE 8 REPRESENTATIONS AND WARRANTIES

        8.1  Biopool's  Representations  and  Warranties.   Biopool  represents,
warrants and covenants to Immucor as follows:

            (a) Biopool is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, having the power and authority, corporate and otherwise, to own its properties and to carry on its business as now being and hereafter proposed to be conducted.

            (b) The execution, delivery and performance of this Agreement and any other agreement executed and delivered in connection with this Agreement, is within the corporate authority of Biopool and has been authorized by all necessary corporate action. This Agreement has been duly executed and delivered by a duly authorized officer of Biopool and constitutes the legal, valid binding obligation of Biopool, enforceable in accordance with its terms.

            (c) The execution, delivery and performance of this Agreement by Biopool do not and will not: (a) violate any applicable law, or (b) conflict with, result in any breach of or constitute a default under the organizational instruments of Biopool or any indenture, agreement or other instrument to which Biopool is a party or by which it or any of its properties may be bound.

        8.2  Immucor's  Representations,   Warranties  and  Covenants.   Immucor
represents and warrants to Biopool as follows:

            (a) Immucor is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, having the power and authority, corporate and otherwise, to own its properties and to carry on its business as now being and hereafter proposed to be conducted.

            (b) The execution, delivery and performance of this Agreement and any other agreement executed and delivered in connection with this Agreement, is within the corporate authority of Immucor and has been authorized by all necessary corporate action. This Agreement has been duly executed and delivered by a duly authorized officer of Immucor and constitutes the legal, valid binding obligation of Immucor, enforceable in accordance with its terms.

            (c) The execution, delivery and performance of this Agreement by Immucor do not and will not: (a) violate any applicable law, or (b) conflict with, result in any breach of or constitute a default under the organizational instruments of Immucor or any indenture, agreement or other instrument to which Immucor is a party or by which it or any of its properties may be bound.


                            ARTICLE 9 CONFIDENTIALITY

        Biopool shall hold in trust and confidence all Confidential Information and Trade Secrets and shall not make any copies of, distribute, or use any Confidential Information and Trade Secrets except as necessary to perform its obligations under this Agreement. Biopool shall not make any unauthorized disclosure of Trade Secrets. For a period of five years from the date hereof, Biopool shall not make any unauthorized disclosure of Confidential Information. Upon the termination of this Agreement as provided in Article 7, Biopool shall deliver to Buyer all Trade Secrets and Confidential Information in its possession, without retaining any copies thereof. Biopool shall cause its Affiliates to comply with this Article 9 as if each were Biopool. The obligations contained in this Article 9 shall survive any termination of this Agreement.


                        ARTICLE 10 PATENT INDEMNIFICATION

        10.1 Indemnification. Biopool shall hold and save Immucor (considered, for purposes only of this indemnity, as Biopool's agent in the resale of the Products) harmless from, and shall pay or cause to be paid, when due, any loss, damage or liability, including reasonable attorneys' fees and legal expenses, awarded against or incurred by Immucor for or on account of any charge, claim, suit or proceeding that alleges or is based upon a claim that the Products provided by Biopool constitute an infringement of any patent, trade secret, copyright or similar intellectual property right recognized by any such nation. Any such charge, claim, suit or proceeding is referred to herein as a "Claim."

        10.2 Defense of Claims. Biopool shall defend Immucor, and cause Immucor to be defended, with counsel reasonably acceptable to Immucor, any such Claim. Immucor shall notify Biopool promptly in writing upon notice of any such Claim and shall furnish authority, information and assistance, at Biopool's expense, for the defense by Biopool, at Biopool's expense, of such Claim. Biopool shall have sole control of the defense of such Claim and all negotiations and agreements for settlement and compromise.

        10.3 Corrective Measures. In the event any such Claim results in Immucor's inability to resell the Products, Biopool shall, at its option and solely at its expense:

            (a) secure for Immucor the right to continue to resell the Products; or

            (b) replace or modify the infringing units or components with comparable technology acceptable to Immucor.

        10.4 Survival of Obligations. The obligations contained in this Article 10 shall survive any termination of this Agreement.


                              ARTICLE 11 INSURANCE.

        During the Term of this Agreement and for a period of 36 months thereafter, Biopool shall maintain policies of comprehensive general liability insurance in an amount appropriate for the industry and for the Products. At a minimum, such insurance shall provide coverage for each occurrence of bodily injury and property damage in an amount not less that $3,000,000 combined single limit with special endorsements providing coverage for products and completed operations liability, blanket contractual liability, and blanket broad form vender liability. At Immucor's request, Biopool shall provide to Immucor certificates evidencing such policies, which certificates shall name Immucor as an additional insured and shall provide for written notification to Immucor by the insurer not less than ten days' prior to the expiration, cancellation, or modification of such coverage. The obligations contained in this Article 11 shall survive the termination of this Agreement, however occurring.


                            ARTICLE 12 MISCELLANEOUS


        12.1 Assignment. Neither party may assign this Agreement or any of its rights or obligations hereunder whether by operation of law (including, without limitation, merger), or otherwise, without the express prior written consent of the other; provided, however, that (a) either party may assign this Agreement to any successor to its business which agrees in writing to assume and perform all of such party's obligations under this Agreement, and (b) either party shall have the right to assign this Agreement to one or more of its Affiliates, provided that the assigning party guarantees the due and punctual payment and performance of the Affiliate's obligations in full thereunder in a manner satisfactory to the other party in form and substance. Any attempted assignment of this Agreement, other than as provided in this Section 12.1, shall be void.

        12.2 Notice. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made upon the earlier of receipt, if delivered personally, on the third business day following deposit in the U.S. mail if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or the next business day when sent by overnight courier or express mail service or by electronic transmission to the telecopier number specified below with receipt acknowledged:

     If to Immucor:       Immucor, Inc.
                          P.O. Box 5625
                          3130 Gateway Drive
                          Norcross, Georgia 30091-5625
                          Attn: Edward L. Gallup, President
                          Fax: (770) 242-8930

     with a copy to:      Nelson Mullins Riley & Scarborough, L.L.P.
                          First Union Plaza, Suite 1400
                          999 Peachtree Street, N.E.
                          Atlanta, Georgia 30309
                          Attn:  Philip H. Moise, Esq.
                          Fax:  (404) 817-6050

     If to Biopool:       Biopool International, Inc.
                          6025 Nicolle Street
                          Ventura, CA 93003
                          Attn:  Michael D. Bick, Ph.D., Chief Executive Officer
                          Fax:  (805) 654-0681

     with a copy to:      Troop Steuber Pasich Reddick & Tobey, LLP
                          2029 Century Park East, 24th Floor
                          Los Angeles, CA 90067-3010
                          Attn:  Scott W. Alderton
                          Fax:  (310) 728-2200

        12.3 Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and permitted assigns.

        12.4 No Joint Venture. Each party hereto shall be and remain an independent contractor; nothing herein shall be deemed to constitute the parties as partners or joint venturers; and neither party shall have any authority to act, or attempt to act, or represent itself, directly or by implication, as an agent of the other or in any manner assume or create, or attempt to assume or create, any obligation on behalf of or in the name of the other, nor shall either be deemed the agent or employee of the other.

        12.5 Freedom of Action. Except as expressly provided in this Agreement, each party reserves the right to make or sell any other product or service, and to deal with any other vendor, supplier or purchaser on any terms and with respect to any subject matter. The commitments expressly stated in this Agreement represent the sole obligations of the parties with respect to volume commitments, levels of output or requirements, and exclusivity.

        12.6 Governing Law. This Agreement shall be construed and governed in accord with the laws of the State of Georgia.

        12.7 Section Headings. All Article and Section headings used herein are inserted for convenience of reference only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

        12.8 Entire Agreement. This Agreement (together with all exhibits hereto) and the Service Agreement shall constitute the entire agreement between the parties, and shall supersede any and all prior agreements between them, whether written or oral, with respect to the subject matter hereof and thereof, and may not be amended or modified except in a writing signed by the parties hereto.

        12.9 Modification Amendment and Waiver. This Agreement may not be modified or amended (including by custom, usage of trade or course of dealing) except by an instrument in writing signed by duly authorized officers of both parties hereto. The performance of any obligation required of a party hereunder may be waived only by written waiver signed by a duly authorized officer of the other party which waiver shall be effective only with respect to the specific obligations described therein. The waiver by either party hereto of a breach of any obligation of the other shall not operate or be construed as a waiver of any subsequent breach of the same provision or any other provision of this Agreement. The failure of either party to insist, in any one or more instances, upon full performance of the terms, covenants and conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or a waiver of future full performance of any such term, covenant or condition.

        12.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        12.11 Time of the Essence. Time shall be of the essence with respect to the duties, obligations and performance of the parties hereunder.

        12.12 Alternative Dispute Resolution.

            (a) The parties shall attempt to resolve all disputes arising out of or relating to this Agreement through timely, diligent, good faith discussions.

            (b) Any dispute arising out of or relating to this Agreement, and not resolved through timely, diligent, good faith discussions, shall be settled by final and binding arbitration in Atlanta, Georgia in accordance with the then-existing rules (the "Rules") of the American Arbitration Association ("AAA") governing commercial transactions, and a judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Nothing in this Agreement or the Rules shall limit a party's ability to recover consequential damages for a breach of this Agreement or any representation made in this Agreement.

            (c) In any arbitration pursuant to this Agreement, the award or decision shall be rendered by a majority of the members of a Board of Arbitration consisting of three (3) members, one of whom shall be appointed by each party and the third of whom shall be the chairman of the panel and shall be appointed by mutual agreement of the two party-appointed arbitrators. In the event of failure of said two arbitrators to agree within forty-five (45) days after the commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the AAA in accordance with the Rules. If either party shall fail to appoint an arbitrator within thirty (30) days after the commencement of the arbitration proceeding, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the Rules.

            (d) The fees and expenses of any arbitrator appointed by a party, and of any witness called by a party, shall be borne by the party who appointed the arbitrator or called the witness. All other fees and expenses of the arbitration proceeding shall be borne by both parties equally.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                                 IMMUCOR, INC.


                                                 /s/ Edward L. Gallup
                                                 ---------------------------
                                                 Edward L. Gallup, President


                                                 BIOPOOL INTERNATIONAL, INC.



                                                 /s/ Michael D. Bick, Ph.D.
                                                 ---------------------------
                                                 Michael D. Bick, Ph.D.,
                                                 Chief Executive Officer

                          Exhibit A to Supply Agreement

                            PRODUCTS AND UNIT PRICES



Biopool Stock #        Unit Price                     Description
   57292               $2.15 per 2 ml. vial           freeze-dried papain (fdp)

   57294               $5.95 per 50 ml. vial          auto enzyme

   57317               $1.87 per 5 ml. vial           W.A.R.M.

   57319               $3.85 per 1 ml. vial           HPC human platelet control

                                    EXHIBIT E

                          FORM OF TRADEMARK ASSIGNMENT


        THIS TRADEMARK ASSIGNMENT (THIS "AGREEMENT") IS ENTERED INTO AS OF THE 30TH DAY OF APRIL, 1999, BY AND BETWEEN BIOPOOL INTERNATIONAL, INC. A DELAWARE CORPORATION HAVING AN ADDRESS AT 6025 NICOLLE STREET, VENTURA, CA 93003 ("ASSIGNOR"), AND BCA ACQUISITION CORPORATION, A GEORGIA CORPORATION HAVING ITS PRINCIPAL OFFICE AT 3130 GATEWAY DRIVE, NORCROSS, GEORGIA 30091-5625 ("ASSIGNEE") AS FOLLOWS:

        WHEREAS, Assignor has adopted, used and is using the registered and common law trademarks and service marks set forth on Exhibit A ("Assigned Marks"; the Assigned Marks that are identified in Exhibit A as being the subject of a current United States trademark or service mark registration are referred to as the "Registered Marks");

        WHEREAS, Assignor is willing to assign all of Assignor's right, title and interest in and to the Assigned Marks, including all goodwill pertaining thereto, to Assignee, and Assignee is willing to accept such assignment on the terms and conditions set forth herein; and

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

        1. Transfer of Assigned Marks. Assignor hereby transfers and assigns all of its right, title and interest whatsoever throughout the world in and to the Assigned Marks, all applications to register the Assigned Marks, and all registrations of the Assigned Marks, together with the goodwill of all business connected with the use of and symbolized by the Assigned Marks, to the Assignee in perpetuity (or for the longest period of time otherwise permitted by law). Included with such transfer and assignment is the right to sue for and obtain damages or other available remedies for all past, present and future infringements of the Assigned Marks. Assignor further transfers and assigns the right to file for and obtain registrations of the Assigned Marks anywhere in the world with the right to base priority on Assignor's first date of use or on any application and/or registration being assigned herein. Assignee shall have control over the Assigned Marks, including control over the nature and quality of the goods or services on or in connection with which the mark is used, and shall at all times be given access to any and all resources of Assignor necessary to exercise such control.

        Assignor covenants not to use or display the Assigned Marks, or any mark confusingly similar thereto, anywhere in the world except by authorization of Assignee, and further covenants not to contest or challenge the validity of the Assigned Marks, any applicable registrations thereof or the ownership of the Assigned Marks by Assignee.

        2. Further Assurances. Assignor shall execute and deliver such further instruments, and take such further actions, as may be necessary or desirable to evidence more fully the transfer of ownership of the Assigned Marks to Assignee. Assignor therefore agrees:

            (a) To execute, acknowledge and deliver any affidavits or documents of assignment and conveyance regarding the Assigned Marks;

            (b) To provide testimony and other evidence in connection with any proceeding affecting the right, title or interest of Assignee in the Assigned Marks; and

            (c) To perform any other acts deemed necessary to carry out the intent of this Agreement.

        Assignee is hereby authorized to record the form of transfer acknowledgment attached hereto as Exhibit B in the U.S. Patent and Trademark Office, the Canadian Patent and Trademark Office and any state's trademark office with respect to each Assigned Mark that is registered in such office.

        3. Means and Control. To effect the transfer of ownership of the Assigned Marks to Assignee, including the goodwill of all business connected with the use of and symbolized by the Assigned Marks, Assignor shall:

            (a) Provide Assignee with information and documentation regarding the standards and specifications applicable to the brands of products to which the Assigned Marks relate;

            (b) Assist Assignee, at its request, in applying and enforcing such standards and specifications; and

            (c) Furnish Assignee with the files evidencing all proceedings involving the Assigned Marks and with access to counsel familiar with such proceedings.

        4. Warranties. Assignor represents and warrants that (a) Assignor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to the Assigned Marks, free and clear of any liens, charges and encumbrances, (b) to the knowledge of Assignor, the Assigned Marks, as heretofore used in connection with Assignor's business, do not infringe the rights of any other person or entity, nor has the use of the Assigned Marks by Assignor otherwise entailed any conduct subject to sanctions under the Lanham Act, 15 U.S.C. Section 1114, or comparable laws of other jurisdictions, (c) to the knowledge of Assignor, no claim of any such infringement or violation has been threatened or asserted, and no such claim is pending against Assignor, (d) Assignor has not entered into any agreement, license, release or order that restricts the right of Assignor or Assignee to use the Assigned Marks in any way, and (e) this assignment does not violate any security agreement, indenture, order, or other instrument to which Assignor, or either of them, is a party.

        5. Protection and Defense. In addition to the other representations, warranties, covenants and agreements of Assignor, Assignor retains full responsibility for, and Assignor shall indemnify and hold harmless Assignee and its successors from and against, and shall pay or cause to be paid when due, any damage or liability, including reasonable attorneys' fees and legal expenses, awarded against or incurred by Assignee for or on account of any charge, claim, suit or proceeding that alleges or is based upon (a) any claim of any prior infringement by Assignor of the rights of any third party resulting from Assignor's own use of the Assigned Marks, and (b) any infringement by Assignee resulting from the continuation by Assignee of Assignor's prior usage of any of the Assigned Marks in a manner substantially similar to and consistent with the Assignor's prior usage thereof.

        6.  Miscellaneous.

            (a) Entire Agreement. The provisions of this Agreement constitutes the entire agreement between the parties and supersede all prior agreements, oral or written, and all other communications relating to the subject matter hereof.

            (b) Governing Law. THE VALIDITY, CONSTRUCTION, AND PERFORMANCE OF THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA, AS THEY APPLY TO A CONTRACT EXECUTED, DELIVERED AND PERFORMED SOLELY IN SUCH STATE, AND THE LAWS OF THE UNITED STATES OF AMERICA TO THE EXTENT APPLICABLE.

            (c) Successors; Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors or assigns.

                          (continued on following page)

        IN WITNESS WHEREOF, Assignor has hereunto set its hand and seal as of the date first above written.

                                          BIOPOOL INTERNATIONAL, INC.



                                          By:      /s/ Michael D. Bick, Ph.D.
                                                   --------------------------
                                                   Michael D. Bick, Ph.D.,
                                                   Chief Executive Officer

State of California
County of Ventura


        Before me this 29th day of April, 1999, personally appeared Michael D. Bick, Ph.D., to me known to be a duly authorized Chief Executive Officer of the corporation on whose behalf he executed the foregoing assignment instrument and acknowledged to me that he executed it as a free act on behalf of such corporations for the purpose therein expressed.



/s/ Robert K. Foote
--------------------
Notary Public
State of California

My Commission Expires:  11-6-99

[SEAL]

                        Exhibit A to Trademark Assignment

                                 ASSIGNED MARKS


Trademarks:               Accucell-16, Re CAP, Quik Chek, W.A.R.M., RESt, HPC,
                          Acculiss, EM-V, EM-X, Fetal D-Tection, and Self-Check.

Registered Trademarks:    Tencell(R), Spectrogen-Duo(R), Spectrogen-Trio(R),
                          Confirmcells(R), and Coatagen(R).

                                    Exhibit B

                            MEMORANDUM OF ASSIGNMENT

        FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, BIOPOOL INTERNATIONAL, INC. A DELAWARE CORPORATION HAVING AN ADDRESS AT 6025 NICOLLE STREET, VENTURA, CA 93003 ("ASSIGNOR"), HEREBY GRANTS AND ASSIGNS TO BCA ACQUISITION CORPORATION, A GEORGIA CORPORATION HAVING ITS PRINCIPAL OFFICE AT 3130 GATEWAY DRIVE, NORCROSS, GEORGIA, 30091-5625 ("ASSIGNEE"), ALL RIGHT, TITLE AND INTEREST WHATSOEVER, THROUGHOUT THE WORLD IN AND TO THE REGISTERED MARKS AND PENDING TRADEMARK APPLICATIONS IDENTIFIED IN SCHEDULE A HERETO ("ASSIGNED MARKS"), TO THE FULL EXTENT OF THE SCOPE OF USE THEREIN DESCRIBED, TOGETHER WITH THE GOODWILL OF ALL BUSINESS CONNECTED WITH THE USE OF AND SYMBOLIZED BY THE ASSIGNED MARKS AND THE RIGHT TO SUE FOR ALL PAST, PRESENT AND FUTURE INFRINGEMENTS OF THE ASSIGNED MARKS, IN PERPETUITY (OR FOR THE LONGEST PERIOD OF TIME OTHERWISE PERMITTED BY LAW).

        TO HAVE AND TO HOLD THE SAME, UNTO ASSIGNEE, ITS SUCCESSORS AND ASSIGNS, FOR THE FULL DURATION OF ALL SUCH RIGHTS, AND ANY RENEWALS OR EXTENSIONS THEREOF.

        This Assignment is made pursuant to that certain Trademark Assignment Agreement between Assignor and Assignee dated as of April 30, 1999.

        IN WITNESS WHEREOF, Assignor has hereunto set its hand and seal as of this 29th day of April, 1999.

                                             BIOPOOL INTERNATIONAL, INC.



                                             By:    /s/ Michael D. Bick, Ph.D.
                                                    ---------------------------
                                                    Michael D. Bick, Ph.D.,
                                                    Chief Executive Officer
State of California
County of Ventura

        Before me this 29th day of April, 1999, personally appeared Michael D. Bick, Ph.D., to me known to be a duly authorized Chief Executive Officer of the corporation on whose behalf he executed the foregoing assignment instrument and acknowledged to me that he executed it as a free act on behalf of such corporations for the purpose therein expressed.

/s/ Robert K. Foote
---------------------
Notary Public
State of California

My Commission Expires:  11-6-99
[SEAL]

                                   Schedule A

                                 ASSIGNED MARKS


Trademarks:               Accucell-16, Re CAP, Quik Chek, W.A.R.M., RESt, HPC,
                          Acculiss, EM-V, EM-X, Fetal D-Tection, and Self-Check.

Registered Trademarks:    Tencell(R), Spectrogen-Duo(R), Spectrogen-Trio(R),
                          Confirmcells(R), and Coatagen(R).

                                    EXHIBIT F

                          ALLOCATION OF PURCHASE PRICE

                                       74